UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

________________________

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Check the appropriate box:

☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under § 240.14a-12
Smartsheet Inc.
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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Smartsheet Inc.
500 108th Ave NE, Suite 200
Bellevue, Washington 98004

May 1, 2024

Dear Smartsheet Shareholder,

You are cordially invited to attend the Smartsheet Inc. 2024 annual meeting of shareholders on June 18, 2024 at 10:00 a.m. (Pacific Time), which will be held virtually at https://web.lumiconnect.com/273914518. We believe that a virtual shareholder meeting provides greater access to those that may want to attend, and therefore we have once again chosen this format rather than an in-person meeting. This approach also lowers costs, is environmentally conscious, and enables participation from our global community of shareholders.

Our board of directors has fixed the close of business on April 19, 2024 as the record date for determining those shareholders of our Class A common stock entitled to notice of, and to vote at, the 2024 annual meeting of shareholders and any adjournments or postponements thereof.

The Notice of Annual Meeting and Proxy Statement, both of which accompany this letter, provide details on the matters to be acted upon at the annual meeting. Our board of directors has provided a recommendation for each of the proposals described in the Proxy Statement.

Your vote is very important. Whether or not you expect to attend the annual meeting, we encourage you to cast your ballot as soon as possible through one of the methods outlined in the Proxy Statement.

On behalf of our board of directors, we thank you for your continued investment in Smartsheet Inc.

Sincerely,

Michael Gregoire	Mark P. Mader
Chair of the Board	President, Chief Executive Officer, and Director

Notice of Annual Meeting of Shareholders
_________________________________________________________________________________

Date & Time	Location	Record Date
Tuesday, June 18, 2024 10:00 a.m. (Pacific Time)	Virtual https://web.lumiconnect.com/273914518	Friday, April 19, 2024 at close of business

	Items of Business	Board Recommendation
1.
Elect one Class I director, one Class II director, and three Class III directors, each nominated by our board of directors to serve, respectively, until the 2025 annual meeting of shareholders, the 2026 annual meeting of shareholders, and the 2027 annual meeting of shareholders, or until such director’s successor is duly elected and qualified or until such director’s earlier death, resignation, disqualification, or removal.
FOR each director nominee
2.	Ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2025.	FOR
3.	Conduct an advisory non-binding vote to approve the compensation of our named executive officers.	FOR
4.	Transact such other business as may properly come before the Annual Meeting.

We believe that a virtual shareholder meeting provides greater access to those who may wish to attend, is environmentally conscious, and enables participation from our global community. However, the selection of a virtual meeting for this Annual Meeting does not preclude us from selecting other meeting formats in future years.

Only shareholders of record of our Class A common stock at the close of business on April 19, 2024 (the “Record Date”) will be entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof.

In accordance with the U.S. Securities and Exchange Commission rules, we sent a Notice of Internet Availability of Proxy Materials on or about May 1, 2024, and we provided access to our proxy materials over the Internet at https://investors.smartsheet.com to the holders of record of our Class A common stock as of the Record Date. A list of shareholders entitled to vote at the Annual Meeting will be available at our principal executive offices 10 days prior to the Annual Meeting. If you would like to view the shareholder list, please contact our Investor Relations Department at investorrelations@smartsheet.com. This list will also be available at the Annual Meeting.

Holders of our Class A common stock and persons holding proxies from such shareholders may attend the Annual Meeting. If your shares are registered in your name, you must provide evidence of identification to attend the Annual Meeting. If your shares are held in the name of a broker, trust, bank, or other nominee, you must bring a proxy from that broker, trust, bank, or other nominee that confirms you are the beneficial owner of those shares.

By order of the Board of Directors,
Jolene Marshall
Chief Legal Officer and Secretary

Bellevue, Washington, USA
May 1, 2024

YOUR VOTE IS IMPORTANT

All shareholders are cordially invited to virtually attend the Annual Meeting. Whether or not you plan to attend the Annual Meeting, you are encouraged to submit your proxy and voting instructions via the Internet, by telephone, or, if you received a paper proxy card and voting instructions by mail, you may vote your shares by completing, signing, and dating the proxy card as promptly as possible and returning it in the enclosed envelope (to which no postage need be affixed if mailed in the United States). Even if you have given your proxy, you may still vote if you attend the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank, or other nominee and you wish to vote during the Annual Meeting, then you must obtain from the record holder a proxy issued in your name. You may revoke a previously delivered proxy at any time prior to the Annual Meeting. You may revoke your proxy automatically by (i) voting online at the Annual Meeting, or (ii) delivering to us a written notice of revocation or a duly executed proxy bearing a date later than the date of the proxy being revoked.

We strongly recommend that you vote your shares in advance of the Annual Meeting to ensure your shares are represented, even if you plan to attend the Annual Meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON TUESDAY, JUNE 18, 2024: THE PROXY STATEMENT AND ANNUAL REPORT ARE AVAILABLE AT HTTPS://INVESTORS.SMARTSHEET.COM

Smartsheet Inc.
500 108th Ave NE, Suite 200
Bellevue, Washington 98004

_____________________________________________________

PROXY STATEMENT
FOR ANNUAL MEETING OF SHAREHOLDERS
_____________________________________________________

INFORMATION ABOUT SOLICITATION AND VOTING

This Proxy Statement is being furnished to holders of Class A common stock of Smartsheet Inc. (otherwise referred to as “Smartsheet,” “we,” “us,” “our,” or the “Company”), a Washington corporation, in connection with the solicitation of proxies by our board of directors for use at the 2024 annual meeting of shareholders (the “Annual Meeting”). Our Annual Meeting will be held on June 18, 2024 at 10:00 a.m. (Pacific Time). We believe that a virtual shareholder meeting provides greater access to those that may want to attend, and therefore we have chosen this format rather than an in-person meeting. This approach is also environmentally conscious and enables participation from our global community. However, the selection of a virtual meeting for this Annual Meeting does not preclude the Company from selecting other meeting formats in future years. To participate, vote, or submit questions during the Annual Meeting please visit https://web.lumiconnect.com/273914518.

At the Annual Meeting, holders of our Class A common stock will be asked to vote upon: (1) the election of one Class I director, one Class II director, and three Class III directors to serve, respectively, until the annual meeting of shareholders to be held in 2025, 2026, and 2027, or until their successors are duly elected and qualified; (2) the ratification of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2025; and (3) a proposal to conduct an advisory non-binding vote to approve the compensation of our named executive officers. In addition, shareholders may be asked to consider and vote upon other business as may properly come before the Annual Meeting or before any adjournments or postponements thereof.

The Notice of Internet Availability of Proxy Materials and this Proxy Statement for the Annual Meeting and the accompanying form of proxy were first distributed and made available on the Internet to shareholders on or about May 1, 2024, and we provided access to our proxy materials over the Internet beginning on or before that date to the holders of record and beneficial owners of our Class A common stock as of the close of business on April 19, 2024 (the “Record Date”). An annual report for the year ended January 31, 2024 is available with this Proxy Statement by following the instructions in the Notice of Internet Availability of Proxy Materials.

INTERNET AVAILABILITY OF PROXY MATERIALS

In accordance with U.S. Securities and Exchange Commission (“SEC”) rules, we are using the Internet as our primary means of furnishing proxy materials to shareholders, thus reducing the environmental impact and lowering the costs of printing and distributing proxy materials without impacting our shareholders’ timely access to this important information. Consequently, most shareholders will not receive paper copies of our proxy materials. Instead, we will send these shareholders a Notice of Internet Availability of Proxy Materials with instructions for accessing the proxy materials, including this Proxy Statement; for accessing our annual report for the year ended January 31, 2024; and for voting via the Internet. The Notice of Internet Availability of Proxy Materials also provides information on how shareholders may vote by telephone or by mail and includes instructions on how to obtain paper copies of our proxy materials if they so choose. We believe this approach makes the proxy distribution process more efficient, less costly, and helps in conserving natural resources.

GENERAL INFORMATION CONCERNING THE PROXY STATEMENT, PROXIES, AND VOTING AT THE ANNUAL MEETING

Why did I receive these proxy materials?

We are providing these proxy materials in connection with the solicitation by the board of directors of Smartsheet of proxies to be voted at our Annual Meeting and at any adjournment or postponement of the Annual Meeting.

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

Pursuant to rules adopted by the SEC, we have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials to holders of our Class A common stock. All such shareholders will have the ability to access the proxy materials on the website referred to in the Notice of Internet Availability of Proxy Materials or request to receive an electronic copy or printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request an electronic copy or printed copy may be found in the Notice of Internet Availability of Proxy Materials. In addition, shareholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. We encourage shareholders to take advantage of the availability of the proxy materials on the Internet to reduce the environmental impact of the circulation of proxy materials.

What information is included in this Proxy Statement?

The information in this Proxy Statement relates to the proposals to be voted on at the Annual Meeting, the voting process, our board of directors and board committees, the compensation of Smartsheet directors and certain executive officers for the fiscal year ended January 31, 2024, and other information.

What are the requirements for admission to the Annual Meeting?
Only holders of our Class A common stock and persons holding proxies from such shareholders may attend the Annual Meeting. We will be hosting the Annual Meeting live via Internet webcast. You will not be able to attend the meeting in person. A summary of the information you need to attend and participate in the Annual Meeting online is provided below:
•any shareholder may listen to the Annual Meeting and participate live via webcast at https://web.lumiconnect.com/273914518. The webcast will begin at 10:00 a.m. (Pacific Time) on June 18, 2024;
•shareholders may vote and submit questions during the Annual Meeting via live webcast; and
•to enter the meeting, please have your 11-digit control number, which is available on your proxy card.

If your shares are held in the name of a broker, trust, bank, or other nominee that holds your shares, you must obtain a legal proxy from the bank, broker, or other nominee that is the record holder of your shares. Please submit the legal proxy, along with your name and email address, to our transfer agent, Equiniti Trust Company, LLC (“EQ”) to receive an 11-digit control number that may be used to access the virtual Annual Meeting website provided above. Any control number that was previously provided with your proxy materials, likely a 16-digit number, will not provide access to the virtual Annual Meeting website. Requests for registration and submission of legal proxies should be labeled as “Legal Proxy” and must be received by EQ no later than 5:00 p.m. (Eastern Time) on June 11, 2024. Submit your registration request and legal proxy by: (1) email to proxy@equiniti.com; (2) facsimile to 718-765-8730; or (3) mail to Equiniti Trust Company, LLC, Attn: Proxy Tabulation Department, 55 Challenger Road, Suite 200B, Ridgefield Park, NJ 07660. Obtaining a legal proxy may take several days and you are advised to register as far in advance as possible. Once you have obtained your 11-digit control number from EQ, please follow the steps set forth above for shareholders of record to attend the meeting.

Who is entitled to vote?

Holders of our Class A common stock as of the close of business on the Record Date are entitled to receive the Notice of Annual Meeting of Shareholders and to vote at the Annual Meeting. As of the close of business on the Record Date, there were 137,663,200 shares of Class A common stock outstanding and entitled to vote.

What is the difference between holding shares as a shareholder of record and as a beneficial owner?

Most shareholders hold their shares through a broker, trust, bank, or other nominee rather than directly in their own names. If, on the Record Date, your shares of Class A common stock were registered directly in your name with our transfer agent EQ, then you are a shareholder of record.

If, on the Record Date, your shares of Class A common stock were held in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the shareholder of record for purposes of voting at the Annual Meeting.

Please see the question titled “How do I vote?” for information on how to vote your shares or provide voting instructions to your broker or nominee.

What am I voting on?

We are asking you to vote on the following matters in connection with the Annual Meeting:

1.election of one Class I director, one Class II director, and three Class III directors nominated by our board of directors to serve until the 2025, 2026, and 2027 annual meetings of shareholders, respectively;
2.ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2025; and
3.a proposal to conduct an advisory non-binding vote to approve the compensation of our named executive officers.

We will also consider any other business that may properly come before the Annual Meeting.

What are my choices on voting on each matter? Does the board of directors have a recommendation on how I vote?

Proposal	Item	Voting Choices	Board Recommendation
1	Election of Class I Director Katie Rooney; Class II Director Khozema Shipchandler; and Class III Directors Alissa Abdullah, Michael Gregoire, and Rowan Trollope	For [(1)] Withhold [(1)]	For [(1)]
2	Ratification of Appointment of Independent Auditor	For Against Abstain	For
3	Advisory Non-Binding Vote to Approve the Compensation of Our Named Executive Officers	For Against Abstain	For

[(1)] The voting choices and recommendation are with respect to each director nominee presented for election.

None of our directors or executive officers has any substantial interest in any matter to be acted upon, other than Proposal 1 with respect to the directors so nominated for election, and Proposal 3 with respect to our executive officers.

What are the voting requirements to elect directors and approve the other proposals described in this Proxy Statement?

With respect to Proposal 1, the election of directors, the five individuals receiving the highest number of votes will be elected. With respect to Proposal 2 and Proposal 3, the number of votes cast in favor of the proposal must exceed the number of votes cast against the proposal in order for the proposal to be approved. Abstentions (shares present at the Annual Meeting and marked “Abstain”) are counted for purposes of determining whether a quorum is present, but have no effect on the outcome of the matters voted upon.

How many votes do I have?

On any matter that is submitted to a vote of our shareholders, the holders of our Class A common stock are entitled to one vote per share of Class A common stock. Holders of our Class A common stock are not entitled to cumulative voting in the election of directors.

How do I vote?

Vote Online Prior to the Meeting by following the instructions on the Notice of Internet Availability of Proxy Materials or, if printed copies of the proxy materials were requested, the instructions on the printed proxy card. Most beneficial shareholders may vote by accessing the website specified on the voting instructions forms provided by their brokers, trustees, banks, or other nominees. Please check your voting instruction form for Internet voting availability.

Vote by Telephone using any touch-tone telephone from within the United States and Canada by calling toll free 1-800-PROXIES (1-800-776-9437) and following the instructions provided by the recorded message or, if printed copies of the proxy materials were requested, by following the instructions on the printed proxy card. Most beneficial owners may vote using any touch-tone telephone from within the United States by calling the number specified on the voting instruction forms provided by their brokers, trustees, banks, or other nominees.

Vote by Mail by requesting printed proxy cards and completing, signing, and dating the printed proxy cards, and mailing them in the pre-addressed envelopes that will accompany the printed proxy materials. Beneficial owners may vote by completing, signing, and dating the voting instruction forms provided, and mailing them in the pre-addressed envelopes accompanying the voting instruction forms. If you are a shareholder of record and you return your signed proxy card but do not indicate your voting preferences, the persons named in the proxy card will vote the shares represented by that proxy as recommended by the board of directors. If you are a beneficial owner and you return your signed voting instruction form but do not indicate your voting preferences, please see “What are ‘broker non-votes’ and how do abstentions, votes to withhold authority, and ‘broker non-votes’ affect the proposals?” for information regarding whether your broker, bank, or other holder of record may vote your uninstructed shares on a particular proposal.

Vote Online During the Annual Meeting. You can also be represented by another person virtually at the Annual Meeting by executing a proper proxy designating that person. If you are a beneficial owner, you must obtain a legal proxy from your broker, bank, or other holder of record and present it to the inspector of election with your ballot to be able to vote during the Annual Meeting.

Even if you plan to virtually attend the Annual Meeting, we recommend that you vote your shares in advance of the Annual Meeting either by telephone, Internet, or mail so that your vote will be counted if you decide not to virtually attend.

How can I participate during the Annual Meeting?

You will be able to submit questions during the Annual Meeting live webcast at https://web.lumiconnect.com/273914518. If you properly submit an appropriate question during the relevant portion of the meeting agenda, Company personnel will endeavor to provide a response during the question and answer session of the live webcast.

What if there are technical difficulties during the Annual Meeting?

If we experience technical difficulties during the virtual meeting (e.g., a temporary or prolonged power outage), the Annual Meeting chair will determine whether the Annual Meeting can be promptly reconvened (if the technical difficulty is temporary) or whether the Annual Meeting will need to be reconvened on a later day (if the technical difficulty is more prolonged).

Shareholders experiencing technical difficulties accessing the meeting may visit https://go.lumiglobal.com/faq for assistance.

What constitutes a quorum at the Annual Meeting?

The presence at the Annual Meeting, virtually or by proxy, of the holders of a majority of the total voting power of Smartsheet’s Class A common stock constitutes a quorum. Abstentions, votes to withhold authority, and “broker non-votes” are counted as present and entitled to vote for purposes of determining a quorum.

If a quorum is not present, it is expected that the Annual Meeting will be adjourned or postponed in order to permit additional time for soliciting and obtaining additional proxies or votes. At any subsequent reconvening of the Annual Meeting all proxies will be voted in the same manner as such proxies would have been voted at the original convening of the Annual Meeting, except for any proxies that have been effectively revoked or withdrawn.

Can I change my vote or revoke my proxy?

Yes, if you are a shareholder of record, you may revoke your proxy at any time before it is exercised at the Annual Meeting by: (1) delivering written notice, bearing a date later than the proxy, stating that the proxy is revoked; (2) submitting a later-dated proxy relating to the same shares by mail, telephone, or the Internet prior to the vote at the Annual Meeting; or (3) virtually attending the Annual Meeting and properly giving notice of revocation to the inspector of election or voting during the Annual Meeting. Shareholders of record may send any written notice or request for a new proxy card via regular mail to Smartsheet Inc., c/o EQ Proxy Tabulation Department, 55 Challenger Road, Suite 200B, Ridgefield Park, NJ 07660, or via email at helpast@equiniti.com. Shareholders of record may also use the instructions provided on the Notice of Internet Availability of Proxy Materials and proxy card to submit a new proxy by telephone or via the Internet. Shareholders of record may also request a new proxy card by calling (800) 937-5449 or, if outside the United States, (718) 921-8124. If you are a beneficial owner, you may revoke your proxy or change your vote only by following the separate instructions provided by your broker, trust, bank, or other nominee.

What are “broker non-votes,” and how do abstentions, votes to withhold authority, and “broker non-votes” affect the proposals?

A proxy submitted by a shareholder may indicate that the shares represented by the proxy are not being voted (shareholder withholding or abstention) with respect to a particular matter. In addition, a broker may not be permitted to vote on shares held in street name on a particular matter in the absence of instructions from the beneficial owner of the shares. A “broker non-vote” occurs when shares held by a broker for a beneficial owner are not voted because the beneficial owner does not provide specific voting instructions to its broker or nominee and the broker or nominee does not have discretionary authority to vote the shares. In the absence of timely directions, your broker will have discretion to vote your shares on our sole “routine” matter, the proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending January 31, 2025. Absent direction from you, your broker will not have discretion to vote on any other proposals, which are “non-routine” matters.

Abstentions, votes to withhold authority, and broker non-votes are counted for purposes of determining whether a quorum is present. Abstentions and broker non-votes will have no impact on the votes relating to any of the proposals because they will not represent votes cast at the Annual Meeting for the purpose of voting on such proposals.

Who will pay for the cost of this proxy solicitation?

Smartsheet will bear the cost of the solicitation of proxies from our shareholders. In addition to solicitation by mail, our directors, officers, and employees, without additional compensation, may solicit proxies from shareholders by telephone, by letter, by facsimile, in person, or otherwise. Following the original circulation of the proxies and other soliciting materials, we will request brokers, trusts, banks, or other nominees to forward copies of the proxy and other soliciting materials to persons for whom they hold shares of Smartsheet Class A common stock and to request authority for the exercise of proxies. In such cases, Smartsheet, upon the request of the brokers, trusts, banks, and other shareholder nominees, may reimburse such holders for their reasonable expenses.

When will Smartsheet announce the results of the voting?

Voting results will be tabulated and certified by the inspector of elections appointed for the Annual Meeting. The preliminary voting results will be announced at the Annual Meeting. The final voting results will be announced by the filing of a Current Report on Form 8-K with the SEC within four business days of the Annual Meeting. If final voting results are unavailable at that time, we will file an amended Current Report on Form 8-K with the SEC within four business days of the day the final results are available.

What does it mean if I receive more than one set of proxy materials?

If you receive more than one set of proxy materials, your shares are registered in more than one name or are registered in different accounts. In order to vote all the shares of Class A common stock you own, you must either sign and return all of the proxy cards or follow the instructions for any alternative voting procedures on each of the proxy cards or Notices of Internet Availability of Proxy Materials that you receive.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Proxy Statement contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. All statements contained in this Proxy Statement other than statements of historical fact, including but not limited to, statements regarding our future operating results and financial position, our business plan and strategy, and market positioning, are forward-looking statements. We based these forward-looking statements on current expectations, estimates, forecasts, and projections as well as the beliefs and assumptions of management. Words including, but not limited to, “expect,” “anticipate,” “should,” “believe,” “continue,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” “would,” “shall” and variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements.

 All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the foregoing cautionary statements. We undertake no obligations to update or revise publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, performance, or events and circumstances reflected in the forward-looking statements will be achieved or will occur. We undertake no obligation to update any of these forward-looking statements for any reason after the date of this Proxy Statement or to conform these statements to actual results or revised expectations.

You should read this Proxy Statement and the documents that we reference with the understanding that our actual future results, performance, and events and circumstances may be materially different from what we expect.

CORPORATE GOVERNANCE

Board of Directors

Our board of directors and its committees meet throughout the year on a set schedule and hold special meetings and act by written consent from time to time. During the fiscal year ended January 31, 2024 (“FY24”), our board of directors held eight meetings, our audit committee, compensation committee, and nominating and corporate governance committee each held four meetings. During the fiscal year ended January 31, 2024, each incumbent member of our board of directors attended at least 75% of the aggregate number of meetings of the board of directors and committees on which they served that were held during their term of service. Our policy is to invite and encourage each member of our board of directors to be present at our annual meetings of shareholders. Nine of our 10 then current directors attended the 2023 annual meeting of shareholders.

Election of Officers

Our executive officers are appointed by, and serve at the discretion of, our board of directors. There are no familial relationships among any of our directors or executive officers.

Corporate Governance Guidelines

Our board of directors has adopted corporate governance guidelines that set forth expectations for directors, director independence standards, board committee structure and functions, and other policies for the governance of the Company. Our nominating and corporate governance committee reviews the corporate governance guidelines periodically, and changes are recommended to our board of directors as the nominating and corporate governance committee deem appropriate. The full text of our corporate governance guidelines is available on our website at https://investors.smartsheet.com in the “Corporate Governance” section thereof.

Codes of Business Conduct and Ethics

Our board of directors has adopted a code of business conduct and ethics that applies to all of our employees and officers, including our Chief Executive Officer, Chief Financial Officer, and other executive and senior financial officers. Our board of directors has also adopted a code of business conduct and ethics that applies to our directors. The full texts of our codes of business conduct and ethics are available on our website at https://investors.smartsheet.com in the “Corporate Governance” section thereof. We intend to disclose future amendments to certain provisions of our codes of conduct, or waivers of these provisions, on our website or in public filings with the SEC to the extent required by the applicable rules and exchange requirements. During the fiscal year ended January 31, 2024, no waivers were granted from any provision of our codes of conduct.

Anti-Hedging

Our board of directors has adopted a policy prohibiting company employees, including officers, and directors from engaging in derivative securities transactions. See the section titled “Compensation Discussion and Analysis — Other Compensation Policies and Practices — Policy Prohibiting Hedging and Pledging of Company Securities” below for additional information.

Classified Board of Directors

Our Amended and Restated Articles of Incorporation (“Articles”) authorize, and our board of directors currently consists of, 12 directors. As reported in our Current Report on Form 8-K filed with the SEC on March 22, 2024 (“March 2024 Form 8-K”), director Brent Frei has decided not to stand for re-election to the board of directors at the Annual Meeting, and director Elena Gomez intends to resign from the board of directors effective on the date of the Annual Meeting. As a result of the departures of Mr. Frei and Ms. Gomez, the authorized number of members of our board of directors has been reduced from 12 to 10, effective on the date of the Annual Meeting.

Our board of directors is divided into three staggered classes of directors. At each annual meeting of shareholders, a class of directors will be elected for a three-year term to succeed the same class whose term is then expiring. As a result, generally only one class of directors will be elected at each annual meeting of our shareholders, with the other classes continuing for the remainder of their respective three-year terms.

Our directors are divided among the three classes as follows:

•the Class I directors are Elena Gomez, Mark P. Mader, Katie Rooney, and Magdalena Yesil, and their terms will expire on the date of the 2025 annual meeting of shareholders (with the exception of Ms. Rooney, whose initial term expires on the date of the Annual Meeting);
•the Class II directors are Geoffrey T. Barker, Matthew McIlwain, Khozema Shipchandler, and James N. White, and their terms will expire on the date of the 2026 annual meeting of shareholders (with the exception of Mr. Shipchandler, whose initial term expires on the date of the Annual Meeting); and
•the Class III directors are Alissa Abdullah, Brent Frei, Michael Gregoire, and Rowan Trollope, and their terms will expire on the date of the Annual Meeting.

Each director’s term continues until the election and qualification of their successor, or their earlier death, resignation, or removal. Our Articles and Amended and Restated Bylaws (“Bylaws”) authorize only our board of directors to fill vacancies on our board of directors. Any increase or decrease in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors.

Director Independence

Our Class A common stock is listed on the New York Stock Exchange (“NYSE”). Under the NYSE rules, independent directors must comprise a majority of a listed company’s board of directors. In addition, the NYSE rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation, and nominating and corporate governance committees be independent. Under the NYSE rules, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in their capacity as a member of the audit committee, the board of directors, or any other board committee: (1) accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries; or (2) be an affiliated person of the listed company or any of its subsidiaries.

Our board of directors has undertaken a review of the independence of each director and considered whether each director has a material relationship with Smartsheet that could compromise their ability to exercise independent judgment in carrying out his or her responsibilities. As a result of this review, our board of directors determined that all of our non-employee directors are “independent directors” as defined under the applicable SEC rules and regulations and the NYSE listing requirements and rules. Our board of directors has also determined that all members of our audit committee, compensation committee, and nominating and corporate governance committee are independent and satisfy the relevant SEC and NYSE independence requirements for such committees. In making these determinations, our board of directors reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to Smartsheet and its management, including each non-employee director’s beneficial ownership of our capital stock.

The independent members of our board of directors hold regularly scheduled executive session meetings, at which only independent directors are present, to discuss such matters as the independent directors consider appropriate. Smartsheet’s independent auditors, legal counsel, and certain employees may be invited to attend these meetings. In his capacity as chair, Mr. Gregoire presides over executive sessions of the independent members of our board of directors.

Committees of the Board of Directors

Our board of directors has an audit committee, a compensation committee, and a nominating and corporate governance committee, each of which have the composition and responsibilities described below. Members serve on these committees until their resignation or until otherwise determined by our board of directors. Each committee operates under a charter approved by our board of directors. Copies of each committee’s charter are available on our website at https://investors.smartsheet.com in the “Corporate Governance” section thereof. Further, in accordance with our corporate governance guidelines, the board of directors may from time to time, after consultation with the nominating and corporate governance committee, form new committees, re-allocate responsibilities of one committee to another committee, or disband a current committee.

Audit Committee

Our audit committee is comprised of Dr. Abdullah, Msses. Gomez and Rooney, and Messrs. Barker, Shipchandler, and White, with Mr. Shipchandler serving as chair. The composition of our audit committee meets the requirements for independence under the current NYSE listing standards and SEC rules and regulations. Each member of our audit committee is financially literate. In addition, our board of directors has determined that Mr. Shipchandler and Ms. Rooney both qualify as an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K promulgated under the Securities Act of 1933, as amended (the “Securities Act”). As described in further detail above and in our March 2024 Form 8-K, Ms. Gomez has decided to resign from our board of directors, and will no longer be a member of our board of directors or the audit committee as of the date of the Annual Meeting. Our audit committee is directly responsible for, among other things:

•selecting a firm to serve as the independent registered public accounting firm to audit our consolidated financial statements;
•ensuring the independence of the independent registered public accounting firm;
•discussing the scope and results of the audit with the independent registered public accounting firm and reviewing, with management and the independent accountants, our interim and year-end operating results;
•establishing procedures for employees to anonymously submit concerns about questionable accounting, audit, and other matters;
•considering the adequacy of our internal control and internal audit function;
•reviewing our major financial, operational, security, and privacy risks, and the steps taken to monitor such risks;
•reviewing related-party transactions and proposed waivers;
•approving or, as permitted, pre-approving all audit and non-audit services to be performed by the independent registered public accounting firm;
•preparing and reviewing the audit committee report included in our annual proxy statement in accordance with applicable rules and regulations of the SEC in effect from time to time; and
•performing the other responsibilities set forth in its charter.

Compensation Committee

Our compensation committee is comprised of Dr. Abdullah, and Messrs. Frei, Gregoire, McIlwain, and Trollope, with Mr. McIlwain serving as chair. The composition of our compensation committee meets the requirements for independence under the current NYSE listing standards and SEC rules and regulations. All of the members of this committee are non-employee directors as defined pursuant to Rule 16b-3 promulgated under the Exchange Act. As described in further detail above and in our March 2024 Form 8-K, Mr. Frei has decided not to stand for re-election to our board of directors, and will no longer be a member of our board of directors or of the compensation committee as of the date of the Annual Meeting. Our compensation committee is responsible for, among other things:

•reviewing and approving, or recommending that our board of directors approve, the compensation of, and terms of any compensatory arrangements with, our executive officers;
•reviewing and recommending to our board of directors the compensation of our directors;
•administering our stock and equity incentive plans;
•reviewing and approving, or making recommendations to our board of directors with respect to, incentive compensation and equity plans;
•reviewing our overall compensation philosophy;
•reviewing our compensation policies for elements of risk to the Company;
•reviewing and discussing with management our disclosures contained under the caption “Compensation Discussion and Analysis” for use in any of the Company’s annual reports on Form 10-K, registration statements, proxy statements, information statements, or similar documents;
•preparing and reviewing the compensation committee report on executive compensation included in our annual proxy statement in accordance with applicable rules and regulations of the SEC in effect from time to time; and
•performing the other responsibilities set forth in its charter.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee is comprised of Ms. Yesil, and Messrs. Trollope and White, with Ms. Yesil serving as chair. The composition of our nominating and corporate governance committee meets the requirements for independence under the current NYSE listing standards and SEC rules and regulations. Our nominating and corporate governance committee is responsible for, among other things:

•identifying and recommending candidates for membership on our board of directors;
•reviewing and recommending our corporate governance guidelines and policies;
•reviewing proposed waivers of the code of conduct for directors and executive officers;
•overseeing the process of evaluating the performance of our board of directors;
•assisting our board of directors on corporate governance matters;
•reviewing our programs addressing corporate responsibility and sustainability, including environmental, social, and corporate governance matters; and
•performing the other responsibilities set forth in its charter.

Compensation Committee Interlocks and Insider Participation

With the exception of Mr. Frei, who was an employee of the Company from 2007 to 2016, none of the members of our compensation committee is or has been an officer or employee of the Company; as a result of his decision not to stand for re-election to the board of directors, Mr. Frei will no longer be a member of our board of directors or the compensation committee as of the date of the Annual Meeting. None of our executive officers has served as a member of the board of directors, or as a member of the compensation or similar committee, of any entity that has one or more executive officers who served on our board of directors or compensation committee during the fiscal year ended January 31, 2024.

Board Leadership Structure and Role of Our Lead Independent Director

In accordance with our corporate governance guidelines, our board of directors does not have a policy as to whether the offices of the chair of the board of directors and Chief Executive Officer should be separate. Our board of directors, in consultation with our nominating and corporate governance committee, believes that it should have the flexibility to make this determination as circumstances require and in a manner that it believes is best to provide appropriate leadership for the Company. Our nominating and corporate governance committee will periodically consider the leadership structure of our board of directors and make recommendations to change the structure as it deems appropriate.

The board of directors believes that its current leadership structure, with Mr. Gregoire, an independent director, serving as the chair and Mr. Mader serving as Chief Executive Officer is appropriate because it enables the board of directors, as a whole, to engage in oversight of management, promote communication and collaboration between management and the board of directors, and oversee governance matters, while allowing our Chief Executive Officer to focus on his primary responsibility: the operational leadership and strategic direction of the Company. In addition, the board of directors benefits from the perspective and insights of Mr. Gregoire and Mr. Mader as a result of their extensive experience in the software and Internet industries.

Board Qualifications and Director Nominations

Our board of directors has delegated to the nominating and corporate governance committee the responsibility of evaluating candidates to fill vacant seats on our board of directors, and recommending to the board of directors those qualified for election in accordance with our corporate governance guidelines and the nominating and corporate governance committee charter. Our nominating and corporate governance committee nominates individuals to our board of directors based on a variety of factors, including the criteria set forth below.

Nominees to our board of directors are expected to possess fundamental qualities of intelligence, integrity, ethics, and accountability; have proven achievements and competence in their fields; and have a background that demonstrates an understanding of business, technology, and financial affairs. Nominees must be willing and able to spend the time required to effectively fulfill their duties as a director, and they are expected to effectively collaborate with other directors and executives of the Company. Additionally, members of our board of directors are expected to be committed to the long-term success of the Company, to think critically and independently, and to be willing to communicate thoughts and recommendations in a constructive manner.

Directors are selected on the basis of qualifications and experience. Other factors in the selection process may include expertise; business experience; knowledge regarding technology, finance, go-to-market, financial reporting, information security, or management; and diversity, including diversity of viewpoint, education, skills, race, ethnicity, gender, and national origin. A nominee’s ability to meet the independence criteria established by the NYSE is also a factor in the selection process. For information on, and a better understanding of, the qualifications of each of our directors, we encourage you to read the director biographies included in this Proxy Statement.

The nominating and corporate governance committee will consider candidates for the board of directors that are recommended by shareholders so long as the recommendations comply with our Articles; our Bylaws; and applicable laws, rules, and regulations, including those promulgated by the SEC. The nominating and corporate governance committee will evaluate such recommendations in accordance with the Articles, Bylaws, corporate governance guidelines, and with the nominee criteria described above. Please see the “Additional Information” section of this Proxy Statement for more information on shareholder nomination requirements.

Mr. Shipchandler and Ms. Rooney were appointed to our board of directors in June 2023 and March 2024, respectively. Both Mr. Shipchandler and Ms. Rooney were identified for evaluation by a third-party search firm, with the evaluation, recommendation, and election process managed by the nominating and corporate governance committee in accordance with the committee charter and our corporate governance guidelines.

Board Diversity

As of May 1, 2024, based on self-identification, approximately 33% of our board of directors identified as female and approximately 33% of our board of directors identified as a member of one or more of the following racial or ethnic groups: African American or Black, Hispanic or Latinx, Asian, Native American or American Indian, Native Hawaiian or Pacific Islander, Alaskan Native, or Other. The table below provides certain information regarding the diversity of our board of directors as of May 1, 2024.

Total Number of Directors	12
Part I: Gender Identity	Female	Male
Directors	4	8
Part II: Demographic Background
African American or Black	1
Asian		1
Hispanic or Latinx	1
White	1	7
Other	1

Risk Oversight

The board of directors considers the assessment of Company risks and development of strategies for risk mitigation to be a responsibility of the entire board. The board of directors engages in risk oversight on a broad range of matters, including challenges associated with cybersecurity and related threats; data privacy; strategic acquisitions; significant litigation matters; and macroeconomic conditions such as geopolitical wars and conflicts, inflationary pressure, and increasing interest rates. As detailed further in their charters and in this “Corporate Governance” section, certain risks are overseen by board committees, including the audit committee, the compensation committee, and the nominating and corporate governance committee. For subject matter where risk oversight is under the purview of a particular committee, relevant risks are reported to the board of directors by such committee. After consultation with the nominating and corporate governance committee, the board of directors may from time to time form new committees, disband certain existing committees, or re-allocate the responsibilities of committees to address any applicable risks or related items.

The audit committee provides oversight concerning our major financial, operational, litigation, and security risk exposures and the steps management has taken and will take to monitor and control such exposures. The audit committee receives updates and briefings from Company management regarding information security matters on a regular basis, no less than quarterly. The compensation committee provides oversight of our compensation philosophy and the objectives of our compensation programs. This oversight includes the evaluation of whether our incentive compensation programs contain incentives for executive officers and employees to take risks in performing their duties that are reasonably likely to have a material adverse effect on the Company. The nominating and corporate governance committee oversees risks associated with corporate governance and the composition of our board of directors, including the independence of board members. Each committee generally reports on its discussions to the full board of directors during the committee reports portion of the next board meeting. This enables the board of directors and its committees to coordinate their risk oversight roles.

Cybersecurity Risk Oversight

Our business involves the storage, transmission, and processing of a large quantity of customer data, including confidential and sensitive information. Our management and board of directors recognize the significance of maintaining the trust of our customers and business partners, including the importance of managing cybersecurity risks as part of our larger risk management strategy. While everyone at our company plays a part in managing these risks, oversight responsibility for cybersecurity is shared by our management team and our board of directors, including the audit committee.

The board of directors engages in risk oversight on a broad range of matters related to cybersecurity. They demonstrate independence from management and exercise oversight of the development and performance of our internal information security controls. Our Chief Information Security Officer provides quarterly updates to the audit committee and meets regularly with our Chief Executive Officer and other senior management members to discuss cybersecurity matters. The audit committee regularly reviews metrics and updates related to cyber threat response preparedness, program maturity milestones, risk mitigation, and the current and emerging threat landscape. Additionally, we consider director and audit committee member Alissa Abdullah to be a cybersecurity expert because of her background and experience, with a Ph.D. in information technology management, current service as Mastercard Incorporated’s deputy chief security officer, and prior service in high level information and technology management roles.

To ensure adherence to our cybersecurity policies and compliance with information security standards, independent third parties audit our practices each year and conduct infrastructure and application security assessments and penetration testing. Regular cybersecurity training is also mandated for our employees. Further, our security incident response policies and procedures are documented and provided to all authorized Company personnel to guide them in detecting, responding to, and recovering from security events and incidents.

Corporate Responsibility

We engage in ongoing efforts to address our corporate social responsibility, sustainability, and environmental, social, and governance ("ESG") practices. The nominating and corporate governance committee of the board of directors reviews our corporate responsibility and sustainability programs and initiatives, including ESG items, and is regularly briefed by management on these items. Our corporate responsibility and ESG initiatives have been emphasized by management and executed against through a collaboration of internal business teams. We issued our inaugural corporate social responsibility impact report in June 2023, and have continued to maintain a focus on corporate social responsibility and related initiatives since that time. We plan to issue a subsequent report in the fiscal year ending January 31, 2025.

To further our ongoing focus on diversity, equity, and inclusion (“DEI”) and our objective to create a culture of belonging rooted in respect and opportunity for all people, we maintain an employee-only Global DEI committee and a number of DEI-oriented employee resource groups, and we have continued to incorporate DEI metrics as a component of the annual incentive bonuses for our core leadership team, which is made up of all employees at the level of Vice President or higher, including all executive officers.

For our corporate philanthropy efforts, we aim to make positive impacts on our communities through our product, volunteerism, and corporate giving. We continue to offer discounted pricing on our software offerings to eligible nonprofit entities. Each employee at Smartsheet is provided with designated paid time off to support a fixed number of volunteer hours. For our annual corporate giving activation, we partner with our employee resource groups to nominate nonprofits to receive a donation from Smartsheet. Part of our DEI strategy is to incorporate our DEI values in our business practices in order to enable action. For example, at our 2023 ENGAGE customer conference, customers were given the opportunity to opt-out of receiving souvenirs and gifts in exchange for receiving a donation credit that could be contributed to nominated nonprofits; around 24% of our customer attendees participated and we plan to continue this effort at our ENGAGE conferences moving forward.

Further, we strive to promote environmental sustainability through a review of our emissions, energy consumption, waste, and recycling methods, and a review of the sustainability ratings of the buildings providing our leased office space. We also endeavor to partner with organizations committed to sustainability, including those responsible for our office decor and our cloud services infrastructure. Additionally, we are an official presenting partner of Climate Pledge Arena, an arena which has a goal to be the most progressive, responsible, and sustainable in the world. We plan to disclose certain details regarding our carbon emissions and our progress and goals related thereto in our upcoming report.

Shareholder Engagement

Our board of directors values the support and perspective of our shareholders, and considers shareholder engagement to be a key component of effective governance. We endeavor to engage with our shareholders on a regular basis, and have established an annual engagement program in furtherance of these efforts. We again undertook substantial shareholder engagement initiatives in the fiscal year ended January 31, 2024. Additionally, at the annual meeting of shareholders held in June 2023, approximately 74% of votes (excluding abstentions and broker non-votes) were cast in favor of approval of our advisory say-on-pay vote. This result represented a meaningful increase from our 2022 say-on-pay voting results, and while the compensation committee and our full board of directors are appreciative of this support, they understand that executive compensation remains an area of focus for certain shareholders.

Shareholder Engagement Summary

45%*
Shareholders Contacted

29%*
Shareholders Engaged in Meeting

100%
Meetings Led By Independent Director

* Represents percentage of shares held

In order to better understand our shareholders, including their concerns, priorities, and general feedback regarding the Company, certain of our independent directors, including the chair of our board and the chairs of our compensation committee and nominating and corporate governance committee, and senior management responsible for our compensation and governance programs engaged with shareholders to discuss our executive compensation program and practices, governance matters, and other items, and to solicit feedback regarding the issues that were most important to our shareholders.

•During the fiscal year ended January 31, 2024, we contacted institutional shareholders representing approximately 45% of our outstanding Class A common stock, including all of our shareholders holding 2.5% or more of our outstanding Class A common stock.

•We held meetings with institutional shareholders representing approximately 29% of our outstanding Class A common stock.

Over the course of this engagement with our shareholders, we received valuable feedback. Feedback was primarily focused on our equity programs, executive compensation and pay-for-performance considerations, governance items, and ESG matters. This feedback was shared with our board of directors and applicable board committees. These shareholders generally viewed the recent developments related to, and the evolution of, our executive compensation program as consistent with our commitment to a pay-for-performance philosophy, and indicative of our developing corporate maturity. The key feedback we received relating to our executive compensation program and our responses are described further in the “Compensation Discussion and Analysis — Say-on-Pay Advisory Shareholder Vote on Executive Compensation & Shareholder Engagement.”

PROPOSAL 1: ELECTION OF DIRECTORS
BOARD COMPOSITION

Our board of directors currently consists of 12 directors and is divided into three classes, designated as Class I, Class II, and Class III. Directors in Class III and newly appointed Class I director, Katie Rooney, and Class II director, Khozema Shipchandler, are standing for election at the Annual Meeting. The directors in Class I, including Ms. Rooney, will stand for election at the 2025 annual meeting of shareholders, and the directors in Class II, including Mr. Shipchandler, will stand for election at the 2026 annual meeting of shareholders. As disclosed in our March 2024 Form 8-K, Brent Frei notified the board of directors of his intent not to stand for re-election at the Annual Meeting, and Elena Gomez notified the board of directors of her intent to resign on the date of the Annual Meeting. As a result of the departures of Mr. Frei and Ms. Gomez, on the date of the Annual Meeting the number of authorized members of the board of directors will be reduced from 12 to 10.

At the recommendation of our nominating and corporate governance committee, the board of directors has nominated Katie Rooney as Class I director, Khozema Shipchandler as Class II director, and Alissa Abdullah, Michael Gregoire, and Rowan Trollope as Class III directors. Each nomination is in accordance with the Company’s Articles and Bylaws and applicable law. Nominees for election as Class III directors shall serve on the board of directors until the annual meeting of shareholders in 2027 or until their respective successors are duly elected and qualified, whichever is later, or until their earlier death, resignation, or retirement. As a Class II director, Mr. Shipchandler shall serve on the board of directors until the 2026 annual meeting of shareholders, or until his successor is duly elected and qualified, whichever is later, or until his earlier death, resignation, or retirement; and as a Class I director, Ms. Rooney shall serve on the board of directors until the 2025 annual meeting of shareholders, or until her successor is duly elected and qualified, whichever is later, or until her earlier death, resignation, or retirement.

The board of directors expects that each of the nominees will be able to serve, but if they become unable to serve at the time the election occurs proxies will be voted for another nominee designated by the board of directors, unless the board chooses to reduce the number of directors serving on the board.

Director Nominees and Continuing Director Information

Age

43-48	49-54	55-60	61-65	Average Age
1	4	2	3	56

Diversity

30% Women

30% Ethnically Diverse

Independence

90%
Independent Directors
(All directors are independent except for the CEO)

Director Nominees

The nominees and their ages, occupations, and lengths of service on our board of directors as of April 19, 2024 are provided in the table below and in the additional biographical descriptions set forth below the table. The nominees are Class III directors, and Smartsheet's newly appointed Class II director Mr. Khozema Shipchandler and Class I director Katie Rooney.

Name	Member Since	Age	Class
Alissa Abdullah (1)(2)	2021	50	Class III
Michael Gregoire (2)	2019	58	Class III
Katie Rooney (1)	2024	45	Class I
Khozema Shipchandler (1)	2023	50	Class II
Rowan Trollope (2)(3)	2020	51	Class III
(1)     Member of the Audit Committee
(2)     Member of the Compensation Committee
(3)     Member of the Nominating and Corporate Governance Committee

Dr. Alissa Abdullah has served as a member of our board of directors since March 2021. Since September 2019, Dr. Abdullah has served as Senior Vice President and deputy chief security officer of Mastercard Incorporated, a global payments industry technology company. From October 2016 to September 2019, Dr. Abdullah was the chief information security officer of Xerox Corporation, a workplace technology company. From March 2015 to October 2016, Dr. Abdullah served as the chief information security officer of Stryker Corporation, a medical technology company. From 2012 to February 2015, Dr. Abdullah served as deputy chief information officer of the Executive Office of the President of the United States of America. Previously, she served as Associate Vice President for the Enterprise Solutions Division at Catapult Technology, and as a deputy chief technology officer at Lockheed Martin Corporation, and prior to that as a cryptologic mathematician with the United States Department of Defense. Dr. Abdullah holds a Ph.D. in Information Technology Management from Capella University; a M.S. in Telecommunications and Computer Networks from The George Washington University; and a B.S. in mathematics from Savannah State University. We believe that Dr. Abdullah’s information security expertise and experience serving in executive roles at large technology companies and advising at the highest levels of government qualify her to serve on our board of directors.

Michael Gregoire has served as a member of our board of directors since December 2019 and as our board chair since March 2023. Since January 2019, Mr. Gregoire has served as Partner at Brighton Park Capital Management, L.P., a technology investment firm. Since December 2019, Mr. Gregoire has served as a director of Advanced Micro Devices, Inc., a global semiconductor and technology provider. From 2014 to November 2019, Mr. Gregoire served as a director of Automatic Data Processing, Inc., a provider of human capital management solutions. From 2013 until 2018, Mr. Gregoire served as Chief Executive Officer and director, including as chair, of CA, Inc., a provider of software for managing networks, databases, applications, storage, and security. From 2005 to 2012, Mr. Gregoire served as President, Chief Executive Officer, and director, including as chair, of Taleo Corporation, a provider of on-demand talent management software solutions. From 2000 to 2005, Mr. Gregoire served as Executive Vice President, Global Services and held various other senior management positions at PeopleSoft, Inc., an enterprise software company. From 1996 to 2000, Mr. Gregoire served as Managing Director for global financial markets at Electronic Data Systems, Inc., a global technology services company, and in various other roles from 1988 to 1996. Mr. Gregoire holds a B.S. in Physics from Wilfrid Laurier University and a M.B.A. from California Coast University. We believe that Mr. Gregoire’s extensive experience in executive leadership with public companies in the software and services sectors, in public company governance as a member and chair of boards and board committees of public companies, and in the technology industry generally qualify him to serve on our board of directors.

Katie Rooney has served as a member of our board of directors since March 2024. Since May 2017, Ms. Rooney has served as the Chief Financial Officer of Alight, Inc., a provider of integrated benefits, payroll and cloud solutions; she has also served as its Chief Operating Officer since July 2023. From 2016 to May 2017, Ms. Rooney served as the Chief Financial Officer for Aon Hewitt, a human capital and management consulting services provider. Prior to that, from 2009 to 2015, Ms. Rooney served across various financial roles within Aon Hewitt and Aon, including as Chief Financial Officer of the Outsourcing business, and as the Finance Chief Operating Officer and Assistant Treasurer for Aon. Before joining Aon, Ms. Rooney worked in investment banking at Morgan Stanley. Ms. Rooney holds a B.B.A. in Finance and Accounting from the University of Michigan. We believe that Ms. Rooney’s senior finance executive experience, including at public companies, qualifies her to serve on our board of directors.

Khozema Shipchandler has served as a member of our board of directors since June 2023. Since January 2024, Mr. Shipchandler has served as Chief Executive Officer and a member of the board of directors of Twilio. Inc., a cloud-based customer engagement software platform provider (“Twilio”). Previously, Mr. Shipchandler served as Twilio’s President, Twilio Communications from March 2023 to January 2024, as its Chief Operating Officer from 2021 to 2023, and as its Chief Financial Officer from 2018 to 2021. From 2015 to 2018, Mr. Shipchandler served as Chief Financial Officer and Executive Vice President of Corporate Development at GE Digital, an operational technology and infrastructure software company that is a division of General Electric Company. From 1996 to 2015, Mr. Shipchandler served in various executive roles at General Electric Company, including as Chief Financial Officer, Middle East, North Africa and Turkey from 2011 to 2013. Mr. Shipchandler holds a B.A. in English and Biology from Indiana University Bloomington. We believe that Mr. Shipchandler’s extensive experience in the enterprise software and technology industries, and experience as a public software company Chief Executive Officer, President, Chief Operating Officer, and Chief Financial Officer qualify him to serve on our board of directors.

Rowan Trollope has served as a member of our board of directors since September 2020. Since December 2022, Mr. Trollope has served as the Chief Executive Officer of Redis, Inc., a database services company. From May 2018 to December 2022, Mr. Trollope served as Chief Executive Officer and as a member of the board of directors of Five9, Inc., an intelligent cloud software provider. From October 2015 to May 2018, Mr. Trollope served as Senior Vice President and General Manager, Applications Group at Cisco Systems, Inc. (“Cisco”), an information technology company. From 2012 to October 2015, Mr. Trollope served as Senior Vice President and General Manager, Collaboration Technology Group at Cisco. From May 2017 until its acquisition by Francisco Partners in August 2018, Mr. Trollope served as a director of VeriFone Systems, Inc., a payment and commerce solutions provider. We believe that Mr. Trollope’s extensive experience in the enterprise software and technology industries, and experience as a public company CEO and board member, qualify him to serve on our board of directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE BOARD'S NOMINEES.

Continuing Directors

The directors who are serving for terms that end following the Annual Meeting and their ages, occupations, and lengths of service on our board of directors as of April 19, 2024 are provided in the table below and in the additional biographical descriptions set forth below the table.

Name	Member Since	Age	Class
Geoffrey T. Barker (1)	2012	62	Class II
Mark P. Mader	2006	53	Class I
Matthew McIlwain(2)	2007	59	Class II
James N. White(1)(3)	2014	62	Class II
Magdalena Yesil(3)	2017	65	Class I
(1)     Member of the Audit Committee
(2)     Member of the Compensation Committee
(3)     Member of the Nominating and Corporate Governance Committee

Geoffrey T. Barker has served as a member of our board of directors since September 2012 and served as the chair of our board of directors from December 2017 until March 2023. Mr. Barker co-founded RPX Corporation, a provider of patent risk management solutions, and from 2008 to July 2016, Mr. Barker served in several positions including as Executive Director, Chief Operating Officer, Co-CEO, and as a member of the board of directors. Mr. Barker has co-founded several businesses, including Vigilos, Inc., an enterprise security solutions provider, and the Cobalt Group, an online marketing services company. In addition to Smartsheet, Mr. Barker has served on the board of directors of Laird Superfood, Inc. since September 2020. Mr. Barker also serves on the board of directors for a number of private companies. Mr. Barker holds a B.A. in Economics from Tufts University and a M.B.A. from Columbia University. We believe that Mr. Barker’s entrepreneurial, operating, and financial experience qualify him to serve on our board of directors.

Mark P. Mader has served as our President and Chief Executive Officer and as a member of our board of directors since January 2006. From 1995 to 2005, Mr. Mader served in various leadership positions at Onyx Software Corporation, a customer relationship management software company acquired by M2M Holdings, including as Senior Vice President of Global Services. From 1993 to 1995, Mr. Mader was a senior associate at Greenwich Associates, a financial consulting firm. Since February 2020, Mr. Mader has served as a member of the board of directors of ZoomInfo Technologies Inc., a comprehensive sales and marketing intelligence platform provider. Mr. Mader holds a B.A. in Geography from Dartmouth College. We believe that Mr. Mader’s experience in the software industry and his perspective and experience as our Chief Executive Officer qualify him to serve on our board of directors.

Matthew McIlwain has served as a member of our board of directors since May 2007. Since 2002, Mr. McIlwain has served as a Managing Director at Madrona Venture Group, a venture capital firm. Previously, Mr. McIlwain held positions at Genuine Parts Company, McKinsey & Company, and Credit Suisse First Boston. Since January 2021, Mr. McIlwain has served as a director for Nautilus Biotechnology, Inc., a biotechnology platform provider. He also previously served as a director for Apptio, Inc., a provider of technology business management solutions, from 2007 until its acquisition in 2019, and served on the board of directors of Isilon Systems Inc., a computer hardware and software company, prior to its acquisition in 2010. Mr. McIlwain also serves on the board of directors for a number of private companies. Mr. McIlwain holds a B.A. in Government and Economics from Dartmouth College; a M.P.P. in Public Policy from Harvard University’s Kennedy School of Government; and a M.B.A. from Harvard Business School. We believe that Mr. McIlwain’s experience advising and managing growth-oriented technology companies qualifies him to serve on our board of directors.

James N. White has served as a member of our board of directors since May 2014. From 2000 until his retirement in December 2020, Mr. White served as a Managing Director at Sutter Hill Ventures, a venture capital firm. Mr. White previously held senior executive positions at Macromedia, Inc., a software developer, Silicon Graphics, Inc., a provider of graphical computing workstations, and Hewlett-Packard Company. Mr. White previously served on the board of directors of Shutterfly, Inc., an online provider of personalized products and services, from 2005 to June 2015. Mr. White holds a B.S. in Industrial Engineering from Northwestern University and a M.B.A. from Harvard Business School. We believe that Mr. White’s experience advising and managing growth-oriented technology companies qualifies him to serve on our board of directors.

Magdalena Yesil has served as a member of our board of directors since July 2017. Since 2010, Ms. Yesil has been a member of Broadway Angels, an angel investment group. From 1998 to 2006, Ms. Yesil was a partner at the venture capital firm U.S. Venture Partners. Previously, Ms. Yesil was the founding board member of Salesforce, Inc., a provider of customer relationship management services, and served on its board of directors for six years. Ms. Yesil has been the founder of four technology companies where she has served in various executive roles. Ms. Yesil has served as a member of the board of directors of SoFi Technologies, Inc., a financial services technology company, since May 2021. From 2017 until December 2023, Ms. Yesil served on the board of directors of Zuora, Inc., a provider of subscription management services. Ms. Yesil also serves on the board of directors of a number of private companies. Ms. Yesil holds a B.S. in Industrial Engineering and Management Science and a M.S. in Electrical Engineering from Stanford University. We believe that Ms. Yesil’s experience as an entrepreneur, investor, and executive in the technology industry qualifies her to serve on our board of directors.

NON-EMPLOYEE DIRECTOR COMPENSATION

Our non-employee director compensation program is designed to attract, retain, and reward excellent directors and further align the financial interests of our non-employee directors with those of our shareholders. Compensation is determined pursuant to our corporate governance guidelines and upon the recommendation of the compensation committee and approval of the board of directors. Pursuant to its charter, the compensation committee reviews non-employee director compensation at least annually and may recommend adjustments to the board of directors. When evaluating non-employee director compensation, the compensation committee considers, among other factors, input from Compensia, Inc. (“Compensia”), its independent compensation consultant, third-party director compensation surveys and other information, as well as the time commitment required of our directors.

The following table presents the total compensation for each person who served as a non-employee member of our board of directors during the fiscal year ended January 31, 2024. Other than as set forth in the table, in the fiscal year ended January 31, 2024, we did not make any equity awards or non-equity awards to or pay any other compensation to the non-employee members of our board of directors. Ms. Rooney did not join our board of directors until March 21, 2024, and is not included in the table below. Mr. Mader, our President and Chief Executive Officer, received no compensation for his service as a director in the fiscal year ended January 31, 2024. The compensation received by Mr. Mader as President and Chief Executive Officer is presented in the “Compensation Discussion and Analysis — Executive Compensation” section of this Proxy Statement.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)	Total ($)
Alissa Abdullah(4)	52,500	184,886	237,386
Geoffrey T. Barker(5)	47,022	184,886	231,908
Brent Frei	42,500	184,886	227,386
Elena Gomez(6)	52,500	184,886	237,386
Michael Gregoire	60,477	184,886	245,363
Matthew McIlwain	50,000	184,886	234,886
Khozema Shipchandler(7)	29,402	302,582	331,984
Rowan Trollope	46,500	184,886	231,386
James N. White	49,000	184,886	233,886
Magdalena Yesil(8)	41,802	184,886	226,688
(1)    The amounts reported represent annual cash retainer amounts for service on the board and its committees related to the fiscal year ended January 31, 2024. Our annual cash retainers are paid quarterly in arrears.
(2)    The amounts reported represent the grant date fair value of the restricted stock units (“RSUs”) granted during the fiscal year ended January 31, 2024 under our 2018 Equity Incentive Plan (the “2018 Plan”), as computed in accordance with FASB ASC 718. The assumptions used in calculating the grant date fair value are set forth in the notes to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended January 31, 2024 filed with the SEC on March 20, 2024 (the “2024 Annual Report”). These amounts do not necessarily correspond to the actual value recognized or that may be recognized by the directors.
(3)    As of January 31, 2024, each non-employee director, with the exceptions of Ms. Rooney and Mr. Shipchandler, held an RSU award covering 4,401 shares of Class A common stock. These RSU grants will vest on the earlier of (a) the one-year anniversary of the grant date, or (b) immediately prior to the Annual Meeting, subject to the director’s continued service through such date. Notwithstanding the vesting schedule, the RSU grants fully accelerate upon the sale of the Company in a change in control transaction.
(4)    As of January 31, 2024, in addition to the RSU award covering 4,401 shares of Class A common stock noted above, Dr. Abdullah held an RSU award covering 3,647 shares of Class A common stock that she received in connection with her appointment to our board of directors in March 2021, of which 1,216 shares remained unvested as of January 31, 2024, and which vested in three equal annual installments subject to her continued service through each such date, the first installment of which took place on March 11, 2022, the second installment of which took place on March 10, 2023, and the third installment which took place on March 11, 2024.
(5)    As of January 31, 2024, in addition to the RSU award covering 4,401 shares of Class A common stock noted above, Mr. Barker held options for the purchase of 25,000 shares of our Class A common stock, all of which were vested as of such date.
(6)    As of January 31, 2024, in addition to the RSU award covering 4,401 shares of Class A common stock noted above, Ms. Gomez held options for the purchase of 58,000 shares of our Class A common stock, all of which were vested as of such date.
(7)    Mr. Shipchandler joined our board of directors in June 2023. As of January 31, 2024, Mr. Shipchandler held an RSU award covering 7,921 shares of Class A common stock, which he received in connection with his appointment to our board of directors. The RSUs vest in three equal annual installments commencing June 26, 2024, subject to his continued service through each such date. Notwithstanding the vesting schedule, the RSU grants fully accelerate upon the sale of the Company in a change in control transaction.
(8)    As of January 31, 2024, in addition to the RSU award covering 4,401 shares of Class A common stock noted above, Ms. Yesil held options for the purchase of 130,000 shares of our Class A common stock, all of which were vested as of such date.

Non-Employee Director Cash Compensation

For the fiscal year ended January 31, 2024, our non-employee directors were eligible to receive cash compensation for service on the board of directors and additional annual cash compensation for committee membership, in each case, payable quarterly in arrears and prorated for partial quarters served, as set forth in the table below. The annual cash retainer for the Nominating and Corporate Governance Committee Chair position was increased from $8,000 to $9,000 for the fiscal year ended January 31, 2024 in order to further align with market practices and to appropriately compensate for the responsibilities of the role. There were no other changes to the cash compensation of our non-employee directors from the prior fiscal year.

$35,000
Annual Cash Retainer
$200,000
Annual RSU Grant

Position	Annual Cash Retainer
Board Member	$35,000
Lead Independent Director or non-executive Chair of the Board	$20,000
Audit Committee Chair	$20,000
Compensation Committee Chair	$15,000
Nominating and Corporate Governance Committee Chair	$9,000
Audit Committee Member (other than Chair)	$10,000
Compensation Committee Member (other than Chair)	$7,500
Nominating and Corporate Governance Committee Member (other than Chair)	$4,000

Non-Employee Director Equity Grants

Initial Appointment RSU Grant

Each new non-employee director appointed or first elected to our board of directors will be granted an RSU award on the date of his or her appointment to our board of directors (the “Initial Appointment RSU”) under the 2018 Plan, having an aggregate value of $325,000 based on the average daily closing price of the Class A common stock on the NYSE in the 10 trading days ending two trading days preceding the date of grant (the “Average Price Calculation”). Following the Company’s 2023 annual meeting of shareholders, this Initial Appointment RSU was increased from $300,000 to $325,000 to further align our non-employee director compensation with market practices and to appropriately compensate for the responsibilities of board service. One-third of the Initial Appointment RSUs will vest on each of the first three anniversaries following the date of grant so long as the non-employee director continues to provide services to us through such date. In addition, the Initial Appointment RSUs will fully vest upon the consummation of a corporate transaction (as defined in the 2018 Plan). If an individual is first elected as a non-employee director at an annual meeting of shareholders, they will be granted an Initial Appointment RSU, but not an Annual RSU (defined below), as a result of the proration guidelines described below.

Annual RSU Grant

On the date of the Annual Meeting and any future annual meeting of shareholders, each non-employee director who is serving on our board of directors immediately prior to such meeting, and who will continue to serve on our board of directors following the date of such annual meeting, will automatically be granted a RSU award (the “Annual RSU”) under the 2018 Plan. Following the Company’s 2023 annual meeting of shareholders, this Annual RSU was increased from an aggregate value of $185,000 to $200,000, based on the Average Price Calculation, to further align our non-employee director compensation with market practices and to appropriately compensate for the responsibilities of board service. For new directors, the value of a director’s first Annual RSU is prorated by an amount determined by multiplying $200,000 by the quotient determined by dividing the number of months that the director has served in his or her first service year by 12. The Annual RSUs will fully vest on the earlier of (1) the date of the following year’s annual meeting of shareholders, and (2) the date that is one year following the date of grant, so long as the non-employee director continues to provide services to us through such date. In addition, the Annual RSUs will fully vest upon the consummation of a corporate transaction (as defined in the 2018 Plan).

PROPOSAL 2: RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee of the board of directors has selected Deloitte & Touche LLP (“Deloitte”) to be our independent registered public accounting firm for the fiscal year ending January 31, 2025, and it recommends that the shareholders vote for the ratification of such appointment. Deloitte has been engaged as our independent registered public accounting firm since April 30, 2020. The ratification of the appointment of Deloitte as our independent registered public accounting firm for the fiscal year ending January 31, 2025 will be determined by the vote of a majority of the voting power of the shares present or represented at the Annual Meeting and voting affirmatively or negatively on the proposal. In the event of a negative vote on such ratification, the audit committee may, but is not required to, reconsider its appointment. Even if the appointment is ratified, the audit committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders. We expect representatives of Deloitte to be present at the Annual Meeting; they will be given the opportunity to make a statement at the Annual Meeting if they desire to do so, and will be available to respond to appropriate questions.

Audit and Related Fees

The following table sets forth the aggregate fees for audit and other services provided by Deloitte, our independent registered public accounting firm, for the fiscal years ended January 31, 2024, and January 31, 2023 (in thousands):

	Fiscal Year Ended January 31,
	2024	2023
Audit Fees(1)	$2,296	$2,123
Audit-related Fees	—	—
Tax Fees(2)	618	347
All Other Fees(3)	10	6
Total Fees	$2,924	$2,476
(1)    Audit fees consist of fees billed for professional services provided in connection with the audit of our annual consolidated financial statements and audit of internal control over financial reporting (for the fiscal years ended January 31, 2024 and 2023), reviews of our quarterly consolidated financial statements, and audit services that are normally provided by the independent registered public accounting firm in connection with added statutory and regulatory filings such as comfort letters and consents.
(2)    Tax fees for the fiscal years ended January 31, 2024 and 2023 consist of fees for services related to tax consulting.
(3)    All other fees consist of fees for services other than the services reported in audit fees, audit-related fees, and tax fees.

The audit committee’s policy is to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm. These services may include audit services, audit-related services, tax services, and other services. The audit committee generally pre-approves particular services or categories of services on a case-by-case basis. The independent registered public accounting firm and management are required to periodically report to the audit committee regarding the extent of services provided by the independent registered public accounting firm in accordance with these pre-approvals, and the fees for the services performed to date.

All of the services of Deloitte described above for our fiscal years ended January 31, 2024 and January 31, 2023 were pre-approved by the audit committee.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

PROPOSAL 3: ADVISORY NON-BINDING VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

We are asking our shareholders to vote to approve, on an advisory non-binding basis, the compensation of our named executive officers as disclosed in this Proxy Statement, in accordance with the requirements of Section 14A of the Exchange Act and the Dodd-Frank Wall Street Reform and Consumer Protection Act. As described in detail under the section titled “Compensation Discussion and Analysis,” our executive compensation program is designed to drive and reward performance and align the compensation of our named executive officers with the long-term interests of our shareholders. Please read the “Compensation Discussion and Analysis” section and the compensation tables and narrative disclosure that follow for details about our executive compensation program, including information about the compensation of our named executive officers for the fiscal year ended January 31, 2024.

This proposal, commonly known as a “say-on-pay” proposal, gives our shareholders the opportunity to express their views on our named executive officers’ compensation as a whole. This vote is not intended to address any specific element of compensation but rather the overall compensation of our named executive officers and the compensation philosophy, policies, and practices described in this Proxy Statement.

We have established a shareholder engagement program, and in the fiscal year ended January 31, 2024 we conducted an outreach campaign to connect directly with our shareholders and receive their feedback on various topics, including regarding the results of our recent say-on-pay votes. In response to shareholder feedback we received, we continued to change our executive compensation program to further solidify our commitment to a pay-for-performance philosophy. A summary of the shareholder engagement that took place during our most recently completed fiscal year, as well as the related changes to our executive compensation programs, are included below in the section titled “Compensation Discussion and Analysis — Say-on-Pay Advisory Shareholder Vote on Executive Compensation.”

Our board of directors and compensation committee believe that our compensation policies and practices are effective in implementing our compensation philosophy and in achieving our compensation program goals. Accordingly, we are asking our shareholders to vote “FOR” the following resolution:

“RESOLVED, that the shareholders hereby approve, on an advisory non-binding basis, the compensation paid to the Company’s named executive officers, as disclosed in the Company’s proxy statement for the 2024 Annual Meeting of Shareholders, pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including in the ‘Compensation Discussion and Analysis’ section, the compensation tables, and the narrative discussions that accompany the compensation tables.”

The approval of this advisory non-binding proposal requires the affirmative vote of a majority of the voting power of the shares of our Class A common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon. As an advisory vote, the outcome of the vote on this proposal is not binding. However, our management team, board of directors, and compensation committee, which is responsible for designing and administering our executive compensation program, value the opinions expressed by our shareholders, whether through this vote or otherwise, and will consider the outcome of this vote when making future executive compensation decisions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL, ON AN ADVISORY NON-BINDING BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT.

AUDIT COMMITTEE REPORT

The information contained in this audit committee report shall not be deemed to be “soliciting material,” “filed” with the Securities and Exchange Commission (“SEC”), subject to Regulations 14A or 14C of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or subject to the liabilities of Section 18 of the Exchange Act. No portion of this audit committee report shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended (“Securities Act”), or the Exchange Act through any general statement incorporating by reference in its entirety the proxy statement in which this report appears, except to the extent that Smartsheet specifically incorporates this report or a portion of it by reference.

The audit committee assists our board of directors in oversight of (1) our accounting and financial reporting processes and the audits of our financial statements; (2) the independent auditor’s qualifications, independence, and performance; (3) our internal audit function and the performance of our internal controls; (4) our financial, operational, security, and privacy risk exposures; and (5) our compliance with legal and regulatory requirements. Deloitte was responsible for auditing the financial statements prepared by our management for the fiscal year ended January 31, 2024.

In connection with our review of Smartsheet’s audited financial statements for the fiscal year ended January 31, 2024, we relied on reports received from Deloitte as well as the advice and information we received during discussions with Smartsheet’s management. In this context, we hereby report as follows:

a.the audit committee has reviewed and discussed the audited financial statements for the fiscal year ended January 31, 2024 with Smartsheet’s management;

b.the audit committee has discussed with Deloitte the matters required to be discussed under the rules adopted by the Public Company Accounting Oversight Board (“PCAOB”);

c.the audit committee has received and reviewed the written disclosures and the letter from Deloitte, required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the audit committee concerning independence, and has discussed with Deloitte its independence from the Company; and

d.based on the review and discussion referred to in paragraphs (a) through (c) above, the audit committee recommended to Smartsheet’s board of directors that the audited financial statements be included in Smartsheet’s 2024 Annual Report.

Members of the audit committee:

Khozema Shipchandler (Chair)
Alissa Abdullah
Geoffrey T. Barker
Elena Gomez
Katie Rooney
James N. White

EXECUTIVE OFFICERS

The following table provides information regarding our executive officers as of April 19, 2024.

Name	Age	Position(s)
Mark P. Mader(1)	53	President, Chief Executive Officer, and Director
Pete Godbole	59	Chief Financial Officer and Treasurer
Stephen Branstetter	44	Chief Operating Officer
Praerit Garg	52	President, Product & Innovation
Maxwell J. Long	57	President, Go-to-Market
Jolene Marshall	43	Chief Legal Officer and Secretary
(1)    For information regarding Mr. Mader, please refer to “Proposal 1 — Election of Directors.”

Pete Godbole has served as our Chief Financial Officer and Treasurer since December 2020. Before joining us, Mr. Godbole served as Chief Financial Officer at Hearsay Systems, Inc., a digital communications platform provider, from October 2016 to November 2020. From 2014 to September 2016, Mr. Godbole served as Chief Financial Officer of GoodData Corporation, a data analytics platform provider. Prior to that, Mr. Godbole served in various roles, including as Chief Financial Officer for the end user computing business of VMware, Inc., in various other senior finance positions at VMware, Inc., and in various other finance positions at Hyperion Solutions Corporation, Autodesk Inc., Kana Communications, and Hewlett-Packard Company. Mr. Godbole holds a B.S. in Business and Accounting from the University of Delhi and a M.B.A. from Michigan State University.

Stephen Branstetter has served as our Chief Operating Officer since November 2021, and previously served as our Senior Vice President of Operations from November 2019 to November 2021, as our Senior Vice President of Customer and Partner Success from March 2019 to November 2019, as our Vice President of Services and Customer Success from May 2016 to November 2019, as our Senior Director of Customer Success from January 2015 to May 2016, and prior to that as our Director of Sales Enablement. Prior to joining us, Mr. Branstetter served in management roles at The Active Network, a software-as-a service company for activity and participant management. Mr. Branstetter holds a B.A. in Business Administration from the University of Washington.

Praerit Garg has served as our President, Product & Innovation since March 2024. Prior to that, Mr. Garg served as our Chief Product Officer and Executive Vice President of Engineering from November 2021 until March 2024, and as our Chief Technology Officer and Executive Vice President of Engineering from February 2019 to November 2021. Before joining us, Mr. Garg served as the General Manager of Identity & Directory Access Services at Amazon Web Services from 2014 to June 2018. From 2013 to 2014, Mr. Garg was the Chief Products Officer at Chronus Corporation, a software solution for talent and career development. Prior to that, Mr. Garg was President and Co-Founder of Symform, Inc., a cloud storage network, from 2007 until its acquisition by Quantum Corporation in 2013. From 1995 to 2007, Mr. Garg held multiple senior roles, including Senior Director of Engineering, at Microsoft Corporation. Mr. Garg holds a B.E. in Computer Science from the Birla Institute of Technology and Science and a M.S. in Computer Science from Purdue University.

Maxwell J. Long has served as our President, Go-to-Market since March 2024. Before joining us, Mr. Long served as Chief Commercial Officer of NetApp, Inc., an application management software provider, from July 2023 until February 2024, and as Senior Vice President, North America from March 2021 until June 2023. From 2017 until February 2021, Mr. Long served as Senior Vice President and Chief Customer Officer for Adobe Inc., a global technology provider. From 2002 until 2017, Mr. Long served in a variety of leadership positions at Microsoft Corporation, a global technology provider, including most recently as Corporate Vice President, Enterprise Global Delivery.

Jolene Marshall has served as our Chief Legal Officer and Secretary since November 2021, and previously served as our Senior Vice President of Legal, Deputy General Counsel, and Assistant Secretary from February 2021 to November 2021; as our Vice President of Legal from March 2018 to February 2021; as our Director of Legal from January 2017 to March 2018; and as Senior Corporate Counsel from July 2016 to January 2017. Prior to joining us, Ms. Marshall served as Senior Corporate Counsel at Concur Technologies, Inc., a travel and expense technology company, from 2013 to 2016. Prior to that, Ms. Marshall held legal counsel roles at a number of technology companies. Ms. Marshall holds a B.A. in Business Administration and a J.D. from the University of Washington.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS, DIRECTORS, AND MANAGEMENT

The following table presents information about the ownership of our securities as of April 19, 2024 for:

•each person or entity who we know beneficially owns more than five percent of any class of our voting securities;
•each of our named executive officers as set forth in the summary compensation table included in the “Compensation Discussion and Analysis” section of this Proxy Statement;
•each of our directors and director nominees; and
•all of our directors and executive officers as a group.

Unless otherwise noted, the address of each beneficial owner listed in the tables below is Smartsheet Inc., 500 108th Ave NE, Suite 200, Bellevue, Washington 98004.

We have determined beneficial ownership in accordance with the SEC rules. Except as indicated in the footnotes below, we believe, based on the information ascertainable to us from public filings or furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares that they own, subject to applicable community property laws.

The security ownership information is provided as of April 19, 2024, and, in the case of percentage ownership information, is based on 137,663,200 shares of Class A common stock outstanding. We have deemed shares of our Class A common stock subject to options that are currently exercisable or exercisable within 60 days of April 19, 2024, or RSUs vesting within 60 days of April 19, 2024, to be outstanding and to be beneficially owned by the person holding the option or RSU for the purpose of computing the percentage ownership of that person. However, we have not treated them as outstanding for the purpose of computing the percentage ownership of any other person except for purposes of computing the percentage ownership of all executive officers and directors as a group.

Smartsheet’s Class A common stock trades on the NYSE under the symbol “SMAR.”

Name of Beneficial Owner	Number of Shares Beneficially Owned	Total Ownership %
Named Executive Officers and Directors:
Mark P. Mader(1)	2,186,699	1.57%
Pete Godbole(2)	163,848	*
Michael Arntz(3)	405,384	*
Praerit Garg(4)	396,265	*
Jolene Marshall(5)	65,885	*
Alissa Abdullah(6)	11,694	*
Geoffrey T. Barker(7)	442,021	*
Brent Frei(8)	2,128,860	1.55%
Elena Gomez(9)	93,673	*
Michael Gregoire(10)	24,864	*
Matthew McIlwain(11)	131,122	*
Katie Rooney	—	—
Khozema Shipchandler	—	—
Rowan Trollope(12)	17,221	*
James N. White(13)	205,857	*
Magdalena Yesil(14)	163,068	*
All executive officers and directors as a group (17 persons)(15)	6,226,263	4.52%

5% Shareholders:
BlackRock, Inc.(16)	7,520,790	5.46%
Capital World Investors(17)	10,706,777	7.78%
The Vanguard Group(18)	13,633,577	9.90%
(*)    Represents less than one percent (1%).
(1)    Represents (a) 584,457 shares of Class A common stock, (b) 1,399,834 shares underlying options to purchase Class A common stock that are exercisable within 60 days of April 19, 2024, (c) 19,908 shares of Class A common stock issuable upon the settlement of RSUs releasable within 60 days of April 19, 2024, (d) and trusts for the benefit of Mr. Mader's children, each holding Class A common stock as follows: (i) 51,250 shares held by the T77A Trust, Douglas Porter, Trustee, (ii) 51,250 shares held by the T49C Trust, Douglas Porter, Trustee, (iii) 40,000 shares held by the L29 Trust, Douglas Porter, Trustee, and (iv) 40,000 shares held by the L38 Trust, Douglas Porter, Trustee.
(2)    Represents (a) 44,346 shares of Class A common stock, (b) 108,365 shares underlying options to purchase Class A common stock that are exercisable within 60 days of April 19, 2024, and (c) 11,137 shares of Class A common stock issuable upon the settlement of RSUs releasable within 60 days of April 19, 2024.
(3)    Represents (a) 12,718 shares of Class A common stock, (b) 384,461 shares underlying options to purchase Class A common stock that are exercisable within 60 days of April 19, 2024, and (c) 8,205 shares of Class A common stock issuable upon the settlement of RSUs releasable within 60 days of April 19, 2024.
(4)    Represents (a) 135,912 shares of Class A common stock, (b) 251,075 shares underlying options to purchase Class A common stock that are exercisable within 60 days of April 19, 2024, and (c) 9,278 shares of Class A common stock issuable upon the settlement of RSUs releasable within 60 days of April 19, 2024.
(5)    Represents (a) 16,567 shares of Class A common stock, (b) 44,035 shares underlying options to purchase Class A common stock that are exercisable within 60 days of April 19, 2024, and (c) 5,283 shares of Class A common stock issuable upon the settlement of RSUs releasable within 60 days of April 19, 2024.
(6)    Represents (a) 7,293 shares of Class A common stock, and (b) 4,401 shares of Class A common stock issuable upon the settlement of RSUs releasable within 60 days of April 19, 2024.
(7)    Represents (a) 387,620 shares of Class A common stock, (b) 25,000 shares underlying options to purchase Class A common stock that are exercisable within 60 days of April 19, 2024, (c) 4,401 shares of Class A common stock issuable upon the settlement of RSUs releasable within 60 days of April 19, 2024, and (d) 25,000 shares of Class A common stock held by Peregrine Foundation, a nonprofit corporation of which Mr. Barker and his spouse are directors.
(8)    Represents (a) 1,999,459 shares of Class A common stock, (b) 4,401 shares of Class A common stock issuable upon the settlement of RSUs releasable within 60 days of April 19, 2024, and (c) 25,000 shares of Class A common stock held by each of the following trusts for the benefit of Mr. Frei's children: (i) Samantha Frei Irrevocable Trust dated January 7, 2018, Kim C. Frei, Trustee, (ii) Sofia Frei Irrevocable Trust dated January 7, 2018, Kim C. Frei, Trustee, (iii) Tessa Frei Irrevocable Trust dated January 7, 2018, Kim C. Frei, Trustee, (iv) Thomas Frei Irrevocable Trust dated January 7, 2018, Kim C. Frei, Trustee, and (v) Tucker Frei Irrevocable Trust dated January 7, 2018, Kim C. Frei, Trustee.
(9)    Represents (a) 11,165 shares of Class A common stock, (b) 58,000 shares underlying options to purchase Class A common stock that are exercisable within 60 days of April 19, 2024, (c) 4,401 shares of Class A common stock issuable upon the settlement of RSUs releasable within 60 days of April 19, 2024, and (d) 20,107 shares of Class A common stock held by The Juan L. Gomez and Elena C. Gomez Declaration of Trust Dated April 2, 2009, Juan L. Gomez and Elena C. Gomez, Trustees.

(10)    Represents (a) 20,463 shares of Class A common stock, and (b) 4,401 shares of Class A common stock issuable upon the settlement of RSUs releasable within 60 days of April 19, 2024.
(11)    Represents (a) 126,721 shares of Class A common stock, and (b) 4,401 shares of Class A common stock issuable upon the settlement of RSUs releasable within 60 days of April 19, 2024.
(12)    Represents (a) 12,820 shares of Class A common stock, and (b) 4,401 shares of Class A common stock issuable upon the settlement of RSUs releasable within 60 days of April 19, 2024.
(13)    Represents (a) 24,665 shares of Class A common stock, (b) 4,401 shares of Class A common stock issuable upon the settlement of RSUs releasable within 60 days of April 19, 2024, and (c) 176,791 shares of Class A common stock held by a trust of which James N. White is a trustee.
(14) Represents (a) 24,665 shares of Class A common stock, (b) 130,000 shares underlying options to purchase Class A common stock that are exercisable within 60 days of April 19, 2024, (c) 4,401 shares of Class A common stock issuable upon the settlement of RSUs releasable within 60 days of April 19, 2024, (d) 2,000 shares of Class A common stock held by Magdalena Yesil, Trustee of the Justin Yeshil Wickett Trust dated December 10, 1990, and (e) 2,002 shares of Class A common stock held by Magdalena Yesil, Trustee of the Troy Kevork Wickett Trust dated December 10, 1990.
(15)    Consists of the following held by directors, nominees, and current executive officers: (a) 3,997,354 shares of Class A common stock beneficially owned, (b) 91,086 shares of Class A common stock issuable upon the settlement of RSUs releasable within 60 days of April 19, 2024, and (c) 2,137,823 shares of Class A common stock subject to outstanding options that are exercisable within 60 days of April 19, 2024.
(16)    Based on information reported in an amendment to Schedule 13G filed on January 31, 2024. Consists of 7,520,790 shares deemed to be beneficially owned by BlackRock, Inc. The address for BlackRock, Inc. is 50 Hudson Yards, New York, NY 10001.
(17)    Based on information reported in an amendment to Schedule 13G filed on February 9, 2024. Consists of 10,706,777 shares deemed to be beneficially owned by Capital World Investors. The address for Capital World Investors is 333 South Hope Street, Los Angeles, CA 90071.
(18)    Based on information reported in an amendment to Schedule 13G filed on February 12, 2024. Consists of 13,633,577 shares deemed to be beneficially owned by The Vanguard Group. The address of The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.

EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS

The following Compensation Discussion and Analysis describes the philosophy, objectives, and structure of our compensation program for our “named executive officers” for the fiscal year ended January 31, 2024. Mark P. Mader, our President and Chief Executive Officer, is our principal executive officer, and Pete Godbole, our Chief Financial Officer and Treasurer, is our principal financial officer. For the fiscal year ended January 31, 2024, the below five individuals were our named executive officers (or “NEOs”):

•Mark P. Mader, President and Chief Executive Officer;
•Pete Godbole, Chief Financial Officer and Treasurer;
•Praerit Garg, President, Product & Innovation;
•Jolene Marshall, Chief Legal Officer and Secretary; and
•Michael Arntz, the Company's former Chief Revenue Officer and Executive Vice President of Worldwide Field Operations.*

*Mr. Arntz resigned from his position, effective March 31, 2024. Mr. Arntz will continue to serve the Company as an advisor through mid-May 2024.

Executive Summary

Smartsheet, the enterprise work management platform, empowers organizations to innovate and achieve results quickly and securely at scale through effective collaboration and streamlined workflows. By uniting people, content, and work, Smartsheet provides powerful capabilities that revolutionize the way teams operate. Smartsheet makes outcomes reliable, keeps customer data safe, and ensures users are on the same page, making it ideal for organizations seeking efficient, impactful collaborative work management.

Say-on-Pay Advisory Shareholder Vote on Executive Compensation & Shareholder Engagement

We conducted an advisory say-on-pay vote at our annual meeting of shareholders held in June 2023, and approximately 74% of votes were cast in favor of approval. Our board of directors and the compensation committee value the support and approval of our shareholders. This result represented a meaningful increase from our 2022 say-on-pay voting results, and while the compensation committee and our board of directors are appreciative of this support, they understand that executive compensation remains an area of focus for certain shareholders. Although this is a non-binding advisory vote, the opinions and feedback of our shareholders are important to us, and our board of directors and our compensation committee will consider the outcome of the say-on-pay advisory vote, in addition to other relevant shareholder feedback that may be received, when making compensation decisions for our named executive officers.

In order to better understand shareholder concerns related to our executive compensation practices, and in furtherance of our shareholder engagement program, we undertook a shareholder outreach campaign in the fiscal year ended January 31, 2024 to solicit feedback from our shareholders to ensure that we received insights regarding the issues that were most important to them. The scope of our shareholder outreach was as follows:

•we contacted institutional shareholders representing approximately 45% of our outstanding Class A common stock, including all of our shareholders holding 2.5% or more of our outstanding Class A common stock; and

•we met with institutional shareholders representing approximately 29% of our then-current outstanding Class A common stock.

These discussions were led by our board chair, Michael Gregoire, and the chair of our compensation committee, Matt McIlwain, both independent directors of the Company. Also participating were independent director and nominating and corporate governance committee chair Magdalena Yesil, our Chief Legal Officer, our Vice President of Investor Relations, and other leaders of our Legal and People & Culture teams focused on executive compensation, corporate governance, and ESG matters.

Over the course of these meetings with our institutional shareholders, we received valuable feedback on our executive compensation program, policies, and practices, and we discussed with shareholders their areas of concern and focus. These shareholders generally viewed the recent developments related to, and the evolution of, our executive compensation program as consistent with our commitment to a pay-for-performance philosophy, and indicative of our developing corporate maturity. Additionally, shareholders did not raise concerns regarding the total compensation paid to Mr. Mader or the design of or metric selection for our annual incentive bonus compensation program. The key feedback we received relating to our executive compensation program and our responses are described in the table below.

Topic Area	Shareholder Feedback	Company Response
Pay-for-performance alignment
Shareholders positively acknowledged our implementation of a performance stock unit (“PSU”) program in the prior fiscal year, and continued to express a preference for inclusion of performance-based long-term equity incentives in addition to RSUs and options.

As described below in “Highlights of Fiscal 2024 Executive Compensation Program,” to further align pay with performance, we again granted PSUs to our executive officers in FY24 (50%/50% PSUs and RSUs for our CEO), and we adjusted the duration of the performance period to ensure long-term alignment with shareholder interests.

Equity compensation
Shareholders sought to further understand our approach and decision making related to equity compensation paid to employees (including our executive officers), including market practices, trends, and the dilutive effect of our equity compensation programs and decisions.

Substantial changes were made to our equity compensation programs in FY24 in an effort to limit the associated dilution and expense, including the following: equity awards were, and continue to be, granted only to employees at certain levels; equity grant bands were reviewed in detail and reduced for most employee cohorts; stock option awards were not granted; and we again paid our annual incentive awards in cash rather than RSUs for all of our eligible employees, including executive officers.

Total mix of equity compensation
Shareholders sought a better understanding of our approach to the total mix of long-term equity compensation paid to our executive officers and continued to identify our historical reliance on stock option grants as an area of some concern due in part to their dilutive effect and their lack of direct pay for performance connection.

As shown in the graphic below, we continued to increase emphasis on performance criteria in the total mix of equity compensation for named executive officers in FY24, removing stock options entirely and increasing the percentage of overall compensation and long-term equity tied to PSUs.

Metrics and design for performance equity awards
Shareholders provided feedback on market observations related to PSU metrics and continued to commonly express a preference for a performance-based metric that takes into account longevity of performance and the change in our share price in relation to a comparable group.

As described below in “Elements of Executive Compensation,” we again chose relative total shareholder return (“TSR”) as the performance metric for FY24 PSU grants, with TSR measured against the S&P Software & Services Select Industry Index, and these grants are measured over a two-year performance period, and include an overall three-year vesting period.

Highlights of Fiscal 2024 Corporate Performance

Specific highlights of our financial and operational performance include:

•ARR: Annualized recurring revenue was $1.031 billion, an increase of 21% year over year.

•Revenue: Total revenue was $958.3 million, an increase of 25% year over year. Subscription revenue was $904.0 million, an increase of 27% year over year. Professional services revenue was $54.3 million.

•Operating Income (Loss): GAAP operating loss was $(120.3) million, or (13)% of total revenue, compared to $(221.6) million, or (29)% of total revenue, in fiscal 2023. Non-GAAP operating income was $100.9 million, or 11% of total revenue, compared to non-GAAP operating loss of $(36.0) million, or (5)% of total revenue, in fiscal 2023.

•Net Income (Loss): GAAP net loss was $(104.6) million, compared to $(215.6) million in fiscal 2023. GAAP net loss per share was $(0.78), compared to $(1.66) in fiscal 2023. Non-GAAP net income was $116.8 million, compared to non-GAAP net loss of $(29.2) million in fiscal 2023. Non-GAAP basic and diluted net income per share was $0.87 and $0.85, respectively, compared to non-GAAP basic and diluted net loss per share of $(0.22) in fiscal 2023.

•Cash Flow: Net operating cash flow was $157.9 million, compared to $23.6 million in fiscal 2023. Free cash flow was $144.5 million, or 15% of revenue, compared to $9.8 million or 1% of revenue in fiscal 2023.

To supplement our consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles (“GAAP”), we provide investors with certain non-GAAP financial measures, including non-GAAP operating income (loss), non-GAAP net income (loss), non-GAAP net income (loss) per share, and free cash flow. We also provide key business metrics, including ARR. For a full reconciliation for each non-GAAP financial measure to the most directly comparable financial measure stated in accordance with GAAP and a description of our key business metrics, please see our 2024 Annual Report and Exhibit 99.1 to our March 2024 Form 8-K.

Highlights of Fiscal 2024 Executive Compensation Program

Over the past several years, our compensation programs have continued to evolve to align with the Company’s strategic goals and corporate maturity, to reflect our pay for performance philosophy, and to directly address areas of focus of our shareholders. During the fiscal year ended January 31, 2024, the compensation committee continued to drive this pay for performance philosophy with certain executive compensation program enhancements. In particular, we continued our PSU program, and the PSUs granted during the fiscal year ended January 31, 2024 included a two-year performance period with an overall three-year time vesting period, to further align our executive compensation with Company performance and shareholder returns. We also took steps to remove stock options entirely as a component of executive equity grants, in order to shift more of the equity mix to the strictly performance-based PSU equity grants and in efforts to limit dilution. Additionally, in furtherance of equity stewardship principles, we continued to pay our annual incentive bonus compensation in cash instead of equity.

•Increasing Focus on PSUs: As mentioned above, during our shareholder outreach campaign our shareholders continued to express a preference for performance-based equity awards. Our compensation committee made the decision to increase the percentage of overall equity awards made up of PSUs for grants made to our named executive officers in the fiscal year ended January 31, 2024, such that the CEO’s equity mix for FY24 was 50% PSUs (at target) (increased from 43% in the prior fiscal year) and 50% time-based RSUs; and the other NEOs’ equity mix for FY24 was 25% PSUs at target (increased from 22% in the prior fiscal year) and 75% time-based RSUs.

•Included Longer Performance Period in PSUs: Additionally, the performance period for the FY24 PSUs was set at two years, (whereas in the prior fiscal year, the PSUs included both a one-year and a two-year performance period) which continues to align compensation with the long-term interests of shareholders and solidifies the direct link between stock price performance and the compensation of our executive officers.

•Removal of Stock Options: We believe that stock options incentivize performance because their value is realized only with the achievement of share price growth. However, some shareholders have expressed concern regarding the inclusion of time-based vesting stock option grants as a component of executive compensation, noting that they are not tied directly to performance metrics and they can be more dilutive than RSUs. After evaluating the components of long-term equity incentive awards, the compensation committee considered whether to retain stock options, and decided instead that an increased focus on PSUs and time-based vesting RSUs resulted in a more appropriate equity mix for the fiscal year ended January 31, 2024. Following a reduction in the percentage of stock options as a total of the long-term equity incentives awarded to our executive officers in the fiscal year ended January 31, 2023, the compensation committee decided to remove stock options from the executive compensation program for the fiscal year ended January 31, 2024.

In addition to the changes discussed above, our compensation committee took the following key actions relating to the core compensation components of our named executive officers for the fiscal year ended January 31, 2024:

•Base Salary: Our compensation committee approved annual base salary increases ranging from 2.3% to 8.1% for our named executive officers, upon their review of base salary in the context of performance, expectations, and a continued transition to consistency with the levels of base salary compensation for named executive officers of our compensation peer group.

•Annual Incentive Bonus: Annual incentive bonuses for the fiscal year ended January 31, 2024 were again awarded in cash rather than equity. The FY24 incentive bonus program corporate performance metrics were achieved at 87.4% This achievement reflected a 5% reduction as a result of certain DEI metrics not being achieved (referred to herein as the Special Bonus Factor).

•Long-Term Equity Incentive Compensation: In December 2023 we made a grant of long-term equity awards to our named executive officers in the form of PSUs and time-based vesting RSUs. As detailed above, the percentage of overall equity awards made up of PSUs was increased from the prior fiscal year for both the CEO and the other NEOs. Further, we did not make any adjustments to previously granted stock option awards, and we did not issue any new stock option awards. The grant date fair values of the equity awards for the fiscal year ended January 31, 2024 described in this section are set forth in the sections entitled “Summary Compensation Table” and “Grants of Plan-Based Awards for Fiscal 2024” below.

Fiscal 2024 Executive Compensation Policies and Practices

Our executive compensation policies and practices continue to reinforce our pay for performance philosophy and align with sound governance principles. The compensation committee regularly reviews best practices in executive compensation, and the highlights of our compensation policies and practices for the fiscal year ended January 31, 2024 are listed below:

What We Do

- ✓ Align annual bonuses with objective and challenging performance measures
- ✓ Ensure performance based equity grants constitute a significant portion of equity compensation
- ✓ Set a minimum threshold level of achievement for funding annual incentive bonus payout amounts
- ✓ Establish a maximum cap on annual incentive bonus payout amounts
- ✓ Maintain a compensation committee composed of solely independent directors with extensive relevant experience
- ✓ Conduct reviews of executive compensation strategy, competitiveness, assessment of compensation risk, and peer group on no less than an annual basis
- ✓ Engage an independent compensation consultant to provide expert advice on executive compensation
- ✓ Utilize double-trigger change in control provisions for acceleration of equity awards for our executive officers
- ✓ Maintain an executive compensation recovery policy
- ✓ Maintain stock ownership guidelines for directors and executive officers to align their interests with those of our shareholders

What We Don't Do

- ✗ No guaranteed bonuses or base salary increases for executive officers
- ✗ No automatic "single trigger" change in control benefits for cash or equity awards
- ✗ No post-termination retirement or pension benefits
- ✗ No tax gross ups on severance or change in control benefits
- ✗ No hedging or pledging of Company stock by employees or directors
- ✗ No repricing of stock options
- ✗ No health or other benefits provided to executive officers other than those generally available to all Company employees
- ✗ No excessive perquisites

Executive Compensation Philosophy, Objectives, and Design

The collaborative work management industry is a highly competitive business environment, and to successfully compete and develop our business in this dynamic environment, we need to recruit, incentivize, and retain talented, effective, and experienced leaders. Our success is, in large part, dependent on the skills, strengths, abilities, and motivation of our executives to rapidly execute in furtherance of our business goals. Accordingly, our overall compensation philosophy is to provide an executive compensation program that attracts and retains exceptional executive officers, ensures that our executives are focused on and accountable for our key business objectives, provides appropriate incentives for Company performance, and aligns executive compensation with the long-term interests of our shareholders.

Our executive compensation program is comprised primarily of the following elements: base salary, a short-term annual incentive bonus opportunity, long-term equity incentives, and certain potential change in control payments. The program is intentionally and heavily weighted towards long-term equity incentives, which we believe correlate with long-term shareholder interests. In determining the amounts of executive compensation, our compensation committee looks at the overall compensation package and the relative amount of each element on a stand-alone basis for each individual to determine whether such amounts, individually and collectively, align with and further our key business objectives and total shareholder return, and whether they provide sufficient incentives for excellent performance.

Our compensation committee evaluates our executive compensation pay for performance philosophy, executive compensation program design, and program competitiveness as circumstances require, and no less than annually. As part of this review process, our compensation committee applies our values and the objectives set forth above. Our compensation committee does not believe that our executive compensation program creates risks that are reasonably likely to have a material adverse effect on the Company.

Process for Setting Executive Compensation

Role of the Compensation Committee

Our compensation committee acts on behalf of the board of directors in overseeing our compensation structure, policies, and programs generally and specifically for our executive officers. The compensation committee meets near the beginning of each fiscal year and at other times throughout the year to review our executive compensation programs, which includes assessing the Company’s compensation risk profile; establishing a compensation peer group; selecting the Company performance measures used in our PSU program and to define the annual incentive bonus opportunities for the fiscal year; and reviewing the overall compensation structure and timing for our executive officers in order to ensure alignment with our pay for performance philosophy.

Our compensation committee is responsible for establishing our compensation philosophy and objectives; determining the structure, components and other elements of our compensatory programs, including the mix of various components; and reviewing and approving the compensation of our named executive officers and the risk to the Company resulting from our compensation policies. Our compensation committee has the authority to retain, and has retained, an independent compensation consultant to provide support in the compensation committee's review and oversight of our executive compensation program. Our compensation committee annually reviews the base salary levels, the short-term annual incentive bonus opportunities, and the long-term equity incentive opportunities of our named executive officers, and it reviews these components more frequently as warranted.

In making decisions about the compensation of our named executive officers, the members of our compensation committee use a thorough and holistic approach that considers a number of factors, including:

•each individual executive’s knowledge, skills, experience, qualifications, and tenure relative to other similarly situated executives at the companies in our compensation peer group (described in greater detail below);
•the scope of each executive’s role and responsibilities compared to other similarly situated executives at the companies in our compensation peer group;
•the prior performance of each individual executive, based on a subjective assessment of their contributions to our overall performance, ability to lead their business unit or function, and work as part of a team;
•the potential of each individual executive to contribute to our long-term financial, operational, and strategic objectives;
•our operational performance relative to our compensation and performance peers;

•the compensation practices of our compensation peer group and the positioning of each executive’s compensation in a ranking of peer company compensation levels based on an analysis of competitive market data;
•our Chief Executive Officer’s compensation relative to that of our other executives, and compensation parity among our executives; and
•the recommendations of our Chief Executive Officer with respect to the compensation of our other executives.

These factors provide the framework for final decision-making regarding the compensation opportunity for each named executive officer.

The members of our compensation committee consider all of this information, without placing a particular weighting on any single factor, in light of their individual experience, knowledge of the Company, knowledge of the competitive market, knowledge of each named executive officer, and business judgment in making their decisions.

Role of Management and Chief Executive Officer

Our compensation committee works with members of our management team, including our Chief Executive Officer, in making determinations related to our executive compensation program. Our management team, including our Chief Executive Officer, provides perspective on compensation matters and information on corporate and individual performance. Additionally, our Chief Executive Officer makes compensation recommendations to our compensation committee for each of our executive officers with the exception of himself. The compensation committee values the Chief Executive Officer’s performance evaluations of the other executive officers due to his direct knowledge of their work, contributions, skills, leadership, and alignment with our corporate values. Our Chief Executive Officer does not participate in decisions involving his own compensation.

Role of the Independent Compensation Consultant

As stated above, the compensation committee has retained the services of Compensia, Inc. (“Compensia”), a nationally recognized compensation consulting firm, to serve as its independent compensation consultant. The compensation committee has assessed, and periodically confirms, the necessary criteria and has determined that the engagement of Compensia does not raise any conflicts of interest or other similar concerns. Compensia reports directly to the compensation committee and does not provide any non-compensation related services to the Company. Compensia does not make specific compensation-related recommendations, although it does use competitive market data to provide compensation ranges for the compensation committee to consider, taking into account the Company’s compensation peer group. Compensia attends certain compensation committee meetings, executive sessions, and preparatory meetings with the compensation committee chair and certain management team members and executive officers, as requested by the compensation committee. Compensia also assists and advises the compensation committee in assessing risks and reviewing public disclosures relating to our compensation programs.

Competitive Positioning and Use of Market Data

For purposes of comparing our executive compensation practices, our compensation committee, based on input from Compensia, determined a defined peer group for reference in making executive officer compensation decisions. On no less than an annual basis, our compensation committee reviews our compensation peer group and makes adjustments as necessary, considering relevant changes to our business and the business of our identified peers. The goals of updating the peer group are to inform executive compensation practices to set competitive compensation that attracts, incentivizes, and retains exceptional executive officers; supports business objectives; drives and rewards performance; and continues to align the compensation of our executive officers with the long-term interest of, and value creation for, our shareholders. In the past, including in the fiscal year ended January 31, 2024, the compensation committee has established its peer group in the second half of the fiscal year, in advance of the focal review of the performance and compensation of executive officers, which is scheduled to take place in the fourth quarter of the fiscal year.

The peer group selected for compensation decisions was based on the factors described above and other factors, such as the following:

•revenue and revenue growth;
•market capitalization;
•net profitability;
•time as a publicly traded company;
•the addition of newly public comparable companies; and

•the elimination of newly acquired companies that lose their independence and reporting status.

Accordingly, the following changes were made to our compensation peer group on August 22, 2023 for executive compensation decisions made for the remainder of the fiscal year ended January 31, 2024 (which encompasses all changes related to the compensation of our named executive officers):
•Blackline, Inc., Procore Technologies, Inc., and Samsara Inc. were added to the peer group; and
•Avalara, Inc., Coupa Software Inc., and Momentive Global Inc. were removed from the peer group.

To assist with the determination of the compensation of our executive officers for the fiscal year ended January 31, 2024, including decisions regarding base salaries, target annual incentive bonus opportunities, and long-term equity incentive awards made in the fourth quarter, our compensation committee used the following compensation peer group:

Peer group for assessing FY24 compensation

Alteryx, Inc.
AppFolio, Inc.
Appian Corp.
Asana, Inc.
Blackline, Inc.*
Box, Inc.
Elastic N.V.
Five 9, Inc.
Freshworks, Inc.
HubSpot, Inc.
New Relic, Inc.
PagerDuty, Inc.
Paylocity Holding Corporation
Procore Technologies, Inc.*
Samsara Inc.*
Workiva Inc.

Revenue
Smartsheet
60th Percentile**

Market Capitalization
Smartsheet
68th Percentile**

*Added to peer group in FY24

** Percentiles are based on information made available as of August 2023

Fiscal Year 2025 Peer Group Changes

As noted above, the compensation committee and Compensia review our compensation peer group regularly to ensure its continued validity and effectiveness in light of our performance and continued maturation. Although at this time no changes to the compensation peer group established in August 2023 have been made for the fiscal year ending January 31, 2025, the compensation committee and Compensia may propose and adopt changes to the peer group in order to inform decision making for our executive compensation program during the fiscal year based on, among other things, the addition of newly public comparable companies, the elimination of newly acquired companies that lose their independence and public reporting status, and other factors described above.

Elements of Executive Compensation Program

Consistent with our compensation objectives and our pay for performance philosophy described above, we compensate our named executive officers in the form of base salaries; short-term, performance-based annual incentive bonus opportunities; and long-term equity incentives consisting of performance-based PSU awards and time-based RSU awards.

Compensation Element	Purpose	Characteristics	Metric Measurement

Base Salary

CEO NEOs*

6.1%
10.1%

Purpose: Provide fixed cash compensation for performance and ongoing responsibilities.

Characteristics: Base salary targets competitively positioned against the median of the Company's peer group.

Paid Annual Incentive Bonus

CEO NEOs*

5.3%
6.6%

Purpose: Performance-based annual cash compensation to motivate and reward NEOs for their contribution to the Company's success.

Characteristics: Applied four performance metrics on the calculation of the bonus.

Requires minimum threshold of performance for payout.

Metric Measurement:

1. Revenue Gate: Required for over-achievement
2. Billings: 60% weight
3. Cash OpEx: 40% weight
4. Special Bonus Factor: 5% decelerator only

PSUs

CEO NEOs*

44.3%
20.8%

Purpose: Performance-based long-term incentive that rewards NEOs with stock based on the level of achievement against established metrics.

Characteristics: Two year performance period.

Three year total vesting.

Requires minimum threshold of performance for payout.

Metric Measurement: Relative TSR compared to the S&P Software and Services Select Index.

RSUs

CEO NEOs*

44.3%
62.5%

Purpose: Aligns long-term incentive opportunities of our NEOs with those of our shareholders and acts as a retention tool.

Characteristics: Three year vesting with a one year cliff.

*Excludes CEO

CEO Compensation Mix FY24

6.1%
Base Salary
5.3%
Paid Annual Incentive Bonus
44.3%
PSU
44.3%
RSU
50%
Performance Based
94%
At risk

NEO Compensation Mix FY24*

10.1%
Base Salary
6.6%
Paid Annual Incentive Bonus
62.5%
RSU
20.8%
PSU
28%
Performance Based
90%
At risk

*Excluding CEO

Base Salary

Base salaries are a primary component of our compensation program and are used to provide fixed cash compensation to our executive officers for the performance of their ongoing responsibilities. Base salaries for executive officers are reviewed and approved by the compensation committee at the time an executive joins the Company, at the time an employee is promoted into an executive officer position, and on an annual basis. At the time of hire or promotion, base salaries are established through discussion with the executive officer and with reference to applicable market data from Compensia, as appropriate. Determinations of executive officer base salary changes during our annual review or promotion process are reviewed and approved with reference to applicable market data from Compensia, as appropriate. In November 2022, our compensation committee approved the base salary amounts of our named executive officers effective for the remainder of the then current fiscal year and approximately the first three quarters of the fiscal year ended January 31, 2024. Effective November 5, 2023, as part of the Company’s focal performance and compensation review, our compensation committee approved base salary increases for the Company’s executive officers. These new base salary amounts were effective for the remainder of the fiscal year ended January 31, 2024, and, absent any exceptional circumstances, will remain effective until review by the compensation committee at the time of the Company’s next focal review.

Our compensation committee does not apply specific formulas in setting base salary levels, but rather it considers a variety of information, including but not limited to an assessment of the following factors: the executive officer’s position and responsibilities; the executive officer’s performance; the achievement of specific corporate goals; the executive officer’s level of experience; recommendations of our Chief Executive Officer (except with respect to his own base salary); and a review of competitive market data on base salary and total compensation for comparable executive positions at peer companies. Although our general philosophy is to set base salaries within a competitive range of the market median, the actual positioning is based on the compensation committee’s assessment of the foregoing factors. In addition, during the fiscal year ended January 31, 2024, we continued to adjust the compensation of our named executive officers to levels that remain consistent with those of our compensation peer group, which is reflected in the salary adjustments described in the table below.

As a result of the review described above, the base salaries of our named executive officers prior to and following the increases approved by our compensation committee during the fiscal year ended January 31, 2024 were as follows:

Named Executive Officer	Fiscal 2023 Ending Base Salary ($)	Fiscal 2024 Ending Base Salary ($)	Percentage Adjustment (%)
Mark P. Mader	580,000	600,000	3.5%
Pete Godbole	440,000	450,000	2.3%
Michael Arntz	400,000	415,000	3.8%
Praerit Garg	400,000	420,000	5.0%
Jolene Marshall	370,000	400,000	8.1%

Annual Incentive Plan Compensation

We provide a short-term annual incentive bonus opportunity that is performance-based to motivate, recognize, and reward executive officers for their contribution to the Company’s success. These incentives serve to drive progress towards important corporate strategic, financial, and growth goals; further align the interests of executives with the Company and with investors; attract and retain exceptional talent; and hold our executive officers accountable. For example, for the fiscal year ended January 31, 2024 we held our executives directly accountable for the Company’s diversity, equity, and inclusion initiatives by placing 5% of their annual incentive bonus target at risk for failure to achieve the metric goals of the Special Bonus Factor. Our compensation committee generally meets toward the beginning of each fiscal year to adopt the performance targets and criteria for such fiscal year, and, as appropriate, the compensation committee monitors progress against these targets and criteria throughout the fiscal year. The compensation committee also establishes the target annual incentive bonus opportunity for each executive officer, which is a percentage of base salary, with the potential payouts based on actual performance for the fiscal year.

For the fiscal year ended January 31, 2024, the compensation committee determined it to be in the best interests of the Company and its shareholders to provide all earned annual incentive bonus compensation to our named executive officers in cash as opposed to equity awards, which had been our practice in the fiscal years ended January 31, 2021 and January 31, 2022. The compensation committee determined that payment in cash provided employees more immediate liquidity following a performance period and demonstrated sound equity stewardship principles.

Target Annual Incentive Compensation

In November 2022, our compensation committee approved the target annual incentive bonus opportunities of our named executive officers as a percentage of their base salary, and these opportunity amounts were effective for the remainder of the then current fiscal year and approximately the first three quarters of the fiscal year ended January 31, 2024. Effective November 5, 2023, as a part of the Company’s focal performance and compensation review, our compensation committee again approved the target annual incentive bonus opportunities of our named executive officers as a percentage of their base salary. These target amounts were effective for the remainder of the fiscal year ended January 31, 2024, and, absent any exceptional circumstances, will remain effective until review by the compensation committee at the time of the Company’s next focal review. In setting the target annual incentive bonus opportunities, our compensation committee took into consideration a variety of information, including but not limited to an assessment of the following factors: the named executive officer’s position and responsibilities, the named executive officer’s performance, the named executive officer’s level of experience, recommendations of our Chief Executive Officer (except with respect to his own target annual incentive), and a review of competitive market data on incentive based compensation and total compensation for comparable executive positions at peer companies. With the exception of Mr. Godbole and Mr. Garg, the named executive officers did not receive an increase in their annual incentive bonus targets as a percentage of base salary over the percentage targets approved in the prior fiscal year. Information for the most recent annual incentive bonus compensation targets is set forth in the table below.

Named Executive Officer	Target Annual Incentive (as a % of base salary)
Mark P. Mader	100%
Pete Godbole(1)	75%
Michael Arntz	100%
Praerit Garg(1)	75%
Jolene Marshall	60%
(1)    Mr. Godbole and Mr. Garg’s target annual incentive bonus as a percentage of earned based salary increased from 70% to 75%, effective November 5, 2023, and their annual incentive bonus compensation was prorated based on the date of such change.

Corporate Performance Measures & Targets

The corporate performance metrics for our FY24 annual incentive bonus program were full year calculated billings and cash operating expense, with an over-attainment protection revenue gate. The compensation committee, with the recommendation of management and with input from Compensia, selected these metrics because they best supported our annual operating plan and enhanced value creation for our shareholders. These metrics were established in March 2023 to incentivize the Company’s growth while placing a continued focus on maintaining cash operating expense discipline and revenue attainment, as discussed in more detail below. The compensation committee believes that these metrics effectively incentivize our executives without encouraging excessive risk and keep executive focus on our most important business objectives. In addition, the FY24 annual incentive bonus program again included a decelerator, referred to as the Special Bonus Factor, if certain diversity, equity, and inclusion initiatives were not achieved. The Special Bonus Factor applies to certain Company employees, including executive officers, and adjusts individual annual incentive bonus payouts down by 5% if approved goals for global gender representation and U.S. race and ethnicity representation are not achieved.

The calculated billings and cash operating expense components of the FY24 annual incentive bonus program were weighted at 60% and 40%, respectively. This weighting represented a slight change from the prior year by placing an increased emphasis on cash operating expense, aligning it more closely with its prioritization to the business. To reflect performance above or below performance targets, the calculated billings and cash operating expense metrics each included a sliding scale to provide for annual incentive bonus pool funding at (i) greater than 100%, if results are greater than the targets (up to a maximum 163% bonus pool funding); or (ii) less than 100%, if results are lower than the targets (down to a threshold at which 42% of the bonus pool would be funded, and below which the bonus pool would not be funded). Over-attainment of the calculated billings and cash operating expense metrics was gated by a revenue threshold, meaning that if the revenue gate target was not reached then bonus pool funding for both of the calculated billings or cash operating expense components was capped at 100%, even if the calculated billings and cash operating expense results exceeded their 100% targets. However, if the revenue gate target is achieved, then over-attainment may apply to the calculated billings and cash operating expense components independently (each, up to the 163% maximum). These performance metrics (with the exception of the Special Bonus Factor decelerator that applies only to employees at the level of Vice President or above) are also used to determine annual incentive bonus pool funding for all full-time salaried Company employees not otherwise eligible for commissions-based bonus plans.

If the Revenue Goal is achieved
Billings Bonus Pool Funding 0% to 163%
+
Cash OpEx Bonus Pool Funding 0% to 163%
Revenue Gate
Billings 60% Weight
Cash OpEx 40% Weight
=
FY24 Annual Incentive Bonus Pool Funding
Billings Bonus Pool Funding 0% to 100%
+
Cash OpEx Bonus Pool Funding 0% to 100%
If the Revenue Goal is NOT achieved

Calculated Billings Metric. We define calculated billings(1) as total revenue plus the change in deferred revenue in the period. Because we recognize subscription revenue ratably over the subscription term, calculated billings can be used to measure our subscription sales activity for a particular period, to compare subscription sales activity across particular periods, and as an indicator of future subscription revenue. The calculated billings metric was chosen to ensure that a focus on full year growth and achievement was a significant component for our named executive officers’ annual incentive bonus opportunity. Strong delivery on calculated billings will continue to drive our long-term success and enhance shareholder value, and it has historically been a key metric used by investors in evaluating the Company’s financial performance. The minimum performance threshold required that we meet or exceed 86% of the calculated billings target in order to fund the annual incentive bonus payout for the calculated billings component, with achievement below 86% resulting in no funding for the full year calculated billings component.

A variable sliding scale is used to increase the annual incentive bonus pool funding in correspondence with the increase to the percentage of calculated billings achievement against the target, with a maximum potential of 163% of bonus pool funding for the calculated billings component. The details of the sliding scale for the calculated billings component of the performance metrics are included in the table below:

Full Year Calculated Billings Component of Annual Incentive Bonus Pool Funding
Calculated Billings Achievement Against Target	Increase in Bonus Pool Funding Per Point Increase Against Target	Bonus Pool Funding for Calculated Billings Component
< 86%	—%	—%
86%	Threshold	42%
87-96%	5%	47-92%
97-103%	1%	97-103%
104-114%	5%	108-158%
>114%	Maximum	163%

(1)Calculated billings is a non-GAAP financial measure. Please refer to page 65 of our 2024 Annual Report on Form 10-K for the year ended January 31, 2024 for a description and reconciliation of this non-GAAP financial measure.

Cash Operating Expense Metric. We define cash operating expense as the difference between calculated collections and free cash flow, adjusted for the cash impact from net investment income. Calculated collections is defined as calculated billings minus the change in accounts receivable from the fiscal year ended January 31, 2023 to the fiscal year ended January 31, 2024. Free cash flow is defined as net cash provided by (used in) operating activities less cash used for purchases of property and equipment, capitalized internal-use software, and payments on finance lease obligations. In the current dynamic macroeconomic environment, the cash operating expense metric was chosen to ensure that financial discipline, including a focus on cost savings, was a significant component of our named executive officers’ annual incentive bonus opportunity. The minimum threshold for performance required that cash operating expense meet 114% of target in order to fund a bonus payout for the cash operating expense component, with a percentage above 114% resulting in no funding for the component.

A variable sliding scale is used to increase the annual incentive bonus pool funding in correspondence with the decrease in the percentage of cash operating expense against the target, with a maximum potential of 163% of bonus pool funding for the cash operating expense component resulting from achievement of less than 86% against target. The details of the sliding scale for the cash operating expense component of the performance metrics are included in the table below:

Cash Operating Expense Component of Annual Incentive Bonus Pool Funding
Cash Operating Expense Against Target	Increase in Bonus Pool Funding Per Point Increase Against Target	Bonus Pool Funding for Cash Operating Expense Component
>114%	—%	—%
114%	Threshold	42%
113-104%	5%	47-92%
103-97%	1%	97-103%
96-86%	5%	108-158%
<86%	Maximum	163%

Revenue Gate. Total revenue is determined by combining subscription revenue, which primarily consists of fees from customers for access to our cloud-based platform, with professional services revenue, which primarily includes fees for consulting and training services. We recognize subscription revenue ratably over the term of the subscription period beginning on the date access to our platform is provided, as no implementation work is required, assuming all other revenue recognition criteria have been met. We recognize revenue for our consulting services as those services are delivered, and we recognize revenue for training services as the training programs are delivered. Our consulting and training services are generally considered to be distinct for accounting purposes, and we recognize revenue as services are performed or upon completion of work. Because revenue is a key metric used by investors in evaluating the Company’s financial performance, our full year revenue was chosen as an appropriate over-attainment gate to ensure that continued emphasis is placed on revenue growth achievement, which will continue to drive our long-term success and enhance shareholder value. The full year revenue component of the annual incentive bonus pool funding metrics served as an over-attainment gate.

If the revenue gate target was not reached, then bonus pool funding for either of the calculated billings or cash operating expense components could not exceed 100%, even if the calculated billings and cash operating expense results exceeded 100% of their targets. However, if the revenue gate target was achieved, then over-attainment may apply to the calculated billings and cash operating expense components independently (each, up to the 163% maximum). The upper limits on the total annual incentive bonus pool funding based on the achievement of performance as set forth above were put in place to manage potential incentive compensation costs and to avoid providing an incentive to take undue risks. These risk considerations were taken into account while designing the annual incentive bonus program, and the compensation committee believed capping bonus pool funding under the performance targets at 163%, and gating any attainment over 100% with a full year revenue metric, balanced risk while still maintaining appropriate annual incentives for our named executive officers.

Fiscal Year 2024 Annual Incentive Plan Achievement & Payouts

Following the fiscal year ended January 31, 2024, the compensation committee reviewed the level of achievement of each performance goal against the pre-established targets and determined that:
•Our full year calculated billings was 95% of target, which resulted in an 87% annual incentive bonus pool funding for the full year calculated billings component.
•Our cash operating expense was 99% against target (less than 100% achievement on the cash operating expense metric exceeds the target), which resulted in a 100% annual incentive bonus pool funding for the cash operating expense component.
•Our full-year total revenue missed the target, which resulted in annual incentive bonus pool funding being capped at 100%.
•We did not achieve the DEI goals which composed our Special Bonus Factor, which resulted in a 5% reduction of the bonus amounts for executive officers.

Based on our performance, including the weighting of the calculated billings and cash operating expense components, and the application of the full year revenue over-attainment gate and the Special Bonus Factor decelerator components, the annual incentive bonus pool for performance in the fiscal year ended January 31, 2024 was funded at 87.4% of target for named executive officers.

Bonus Component	Weighting	Attainment of Target	Component Funding
Billings	60%	95%	87%
Cash OpEx	40%	99%	100%
Revenue	Gate to attainment over 100%	Target not met	N/A
Special Bonus Factor: DEI	5% decelerator	Target not met	-5%
*We are not disclosing the specific dollar amounts for the annual incentive bonus because we believe that disclosure would result in competitive harm (for example, by providing competitors insight into our sales and segment strategy) without adding to a meaningful understanding of our business. However, our compensation committee sets targets at rigorous levels to require significant effort by our executive officers such that average or below-average performance would result in smaller or no incentive bonus payment.

Long-Term Equity Incentives

A significant portion of our executive officer compensation is delivered in the form of long-term equity incentive awards. This long-term incentive-based compensation is a critical piece of our executive compensation program, and it is designed to encourage high performance, to align the interests of our executive officers with those of our shareholders, and to retain our executive officers for meaningful periods of time. Historically we had used stock options and RSUs as our long-term equity incentive vehicles. In the fiscal year ended January 31, 2023, we received feedback from some of our shareholders indicating a preference for performance-based equity awards. Our compensation committee considered this feedback and implemented a PSU program for our named executive officers. Feedback from shareholders in the fiscal year ended January 31, 2024 continued to emphasize a focus on pay-for-performance, and its in evaluation of our executive compensation program the compensation committee deemed it appropriate to increase PSU awards as a percentage of long-term incentive based compensation and opted against the issuance of stock option awards. Our compensation committee determined that a mix of PSUs based on relative total shareholder return and time-based equity awards in the form of RSUs best aligned with the interests of our shareholders by creating an appropriate balance between our goals of business execution, long-term share price growth, and named executive officer retention.

We believe that our PSU program establishes a direct link between stock performance and compensation since the PSUs are only earned if certain shareholder return goals are achieved, and that RSUs serve as an important retention component while also encouraging the achievement of strong share price growth. The use of these long-term equity incentive awards helps to achieve alignment between management and shareholders, and is consistent with our pay-for-performance philosophy for executive compensation. At this time, we believe that a mix of performance-based vesting and time-based vesting is appropriate for incentivizing our executive officers to generate long-term value for our shareholders.

Our general policy and practice is to grant long-term equity incentive awards to our named executive officers on fixed dates during open trade windows as defined in our insider trading policy. One of the intentions of this practice is to avoid situations where equity award values may be impacted by material nonpublic information. However, there are occasions when grants are made on other dates, for example with new hire grants. All required approvals are obtained in advance of or on the actual grant date. For the fiscal year ended January 31, 2024, the grants of PSUs and RSUs were made in December 2023 during an open trade window, and we expect that grants will continue to be made early in the fourth fiscal quarter in future years; this timing, which falls within our standard focal review process, is not designed in a manner that intentionally benefits our executive officers.

The compensation committee approves the size of long-term equity incentive grants according to each executive officer’s position and it considers the market data of our peer group companies as provided by Compensia. The amounts of the equity awards are intended to provide long-term compensation opportunities that are competitive to those offered by the companies in our compensation peer group for similar roles and positions for each of our executive officers. Additionally, the amounts of awards are intended to drive performance and help ensure retention When evaluating the size of equity grants, the compensation committee also takes into consideration the following:

•each named executive officer’s recent performance history, including their potential for future responsibility;
•the criticality of his or her work to the long-term success of the Company;
•the equity award recommendations of our Chief Executive Officer (except with respect to his own award);
•the amount of equity held by the named executive officer (including the current economic value of their unvested equity and the ability of these unvested holdings to satisfy our retention objectives); and
•the potential dilutive effects of any equity grants, and the factors described in “Role of the Compensation Committee” above.

The compensation committee has the discretion to give relative weight to each of these considerations as it sets the size of the long-term equity incentive grant amounts to appropriately create an opportunity for reward based on future performance and increasing shareholder value.

For long term equity incentive awards made to our named executive officers in the fiscal year ended January 31, 2024, our compensation committee deemed it appropriate to increase the percentage of such awards made in the form of PSUs from the prior year, with the balance granted as time-vesting RSUs. The CEO’s equity mix for FY24 was 50% PSUs (at target, increased from 43% in the prior year) and 50% time-based RSUs; and the average of the other NEOs’ equity mix for FY24 was 25% PSUs (at target, increased from 22% in the prior year) and 75% time-based RSUs. The long-term equity incentive awards granted to our named executive officers in the fiscal year ended January 31, 2024 are set forth in the table below. For additional information, please review the “Summary Compensation Table” and the “Grants of Plan-Based Awards for Fiscal 2024” tables found later in this “Compensation Discussion and Analysis” section.

Named Executive Officer	Restricted Stock Units (#)(1)	Performance Stock Units (#)(1)(2)
Mark P. Mader	97,975	97,975
Pete Godbole	69,159	23,053
Michael Arntz	51,869	17,289
Praerit Garg	69,159	23,053
Jolene Marshall	43,224	14,408
(1)    The RSUs and PSUs set forth in this table were granted on December 12, 2023.
(2)    The PSU amounts represent award payouts based on achievement at 100% of target. The number of PSUs actually awarded may be less than or greater than the total number disclosed in this table pending final determination regarding the achievement of the performance metrics associated with the PSUs.

Performance Stock Units

The PSUs granted in the fiscal year ended January 31, 2024 (“FY24 PSUs”) to our named executive officers are eligible to be earned based on our TSR relative to the TSR of the companies in the S&P Software & Services Select Industry Index over a two year period.

The FY24 PSUs also include an overall three-year vesting period, which provides a strong long-term incentive for our named executive officers to remain employed with us as they require continued employment through the two-year performance measurement period, and the three-year total vesting period. We believe this approach in granting PSUs is consistent with our compensation philosophy, objectives, and structure, and further aligns our named executive officers’ efforts and contributions with our corporate goals and objectives. The FY24 PSUs were granted under the 2018 Plan and have the following key features:

•Performance & Vesting Periods. The FY24 PSUs are calculated based on a two-year performance period (December 12, 2023 to December 11, 2025) during which certain TSR goals must be achieved for the FY24 PSUs to be earned, as further described below. Earned FY24 PSUs will vest as follows: 50% will vest immediately following a certification of performance, and the remaining 50% will vest quarterly over the following 12 months.

•Relative TSR PSU Index. The FY24 PSUs measure our TSR against the companies in the S&P Software & Services Select Industry Index (the “PSU Index”). We believe that the PSU Index is an appropriate comparison because it represents a broad group of companies with whom we compete for investment dollars and is broad enough to account for potential consolidation in our industry.

•Achievement Range. The number of FY24 PSUs that may be earned will range from 0% to 200% of the target number of shares, pursuant to the metric curve information set forth below.

•Metric Curve & Share Amount Calculations. 100% of the target number of FY24 PSUs will be earned and eligible to vest if the Company’s TSR equals the PSU Index’s TSR (e.g., if Company TSR is 10% and PSU Index TSR is 10%). The number of FY24 PSUs earned can range from a maximum of 200% of target to as low as 0% of target PSU shares. 200% of the target number of FY24 PSUs will be earned and eligible to vest if the Company’s TSR is 50 percentage points or greater above the PSU Index’s TSR (e.g., if Company TSR is 50% and Index TSR is 0%). If the Company’s TSR is 25 percentage points below the PSU Index’s TSR (e.g., if Company TSR is 0% and PSU Index TSR is 25%), then 10% of the target number of FY24 PSUs will be earned and eligible to vest. If the Company’s TSR performance is below that threshold level, no FY24 PSUs will be earned and none will vest. Additionally, if the absolute TSR is negative during the two year performance period (e.g., the Company’s TSR is -5% and the PSU Index’s TSR is -10%, resulting in a 5% relative TSR), then the overall shares earned as a percentage of target will be a maximum of 100%.

FY24 PSU Payout Scale
Shares Earned as a % of Target
200%
175%
150%
125%
100%
75%
50%
25%
0%
Maximum
Target
Threshold
-50%
-38%
-25%
-13%
0%
13%
25%
38%
50%
TSR Percentage Points vs. S&P Software & Select Services Index

	Threshold	Target	Maximum
Company TSR v. PSU Index TSR Metric (% Points)	-25%	0%	+50%
Shares Earned as Percent of Target(1)	10%	100%	200%
(1)    Linear interpolation between defined points

Prior Year PSUs – Achievement

The following table summarizes PSU awards that were eligible to be achieved during FY24. For additional information, please review the Outstanding Equity Awards at Fiscal Year-End table found later in this “Compensation Discussion and Analysis” section.

PSU Awards (Year of Grant)	Performance Period	Performance Metric	Achievement (%)(1)
FY23 PSUs	One year ended December 5, 2023	Relative TSR against the PSU Index	100% of target The PSUs earned following this performance period vested on December 12, 2023, upon certification of the performance results.
(1)    The FY23 PSUs included a one-year performance period ending December 5, 2023 and a two-year performance period ending December 5, 2024. The number of FY23 PSUs that could be earned for the one-year performance period ranged from 0% to 50% of the total target number of FY23 PSUs.

We plan to retain PSUs as an integral component of our executive compensation program in future years, in furtherance of our pay for performance compensation philosophy. The fiscal year ended January 31, 2024 was the second year that we included PSUs in our long-term equity incentive program; the design has changed from grants of PSUs made in the prior year, and the design may change in the future as PSUs become a normalized element of our executive compensation program. For example, PSUs granted in the fiscal year ended January 31, 2023 were based on both a one year performance period and a two year performance period, whereas the FY24 PSUs are based solely on a two year performance period. Additionally, in future years, our compensation committee may review and adjust the total mix of equity compensation to change the percentage of PSUs as a portion of overall equity awards. Among other things, one of the primary goals of our compensation committee in designing our executive compensation program is to ensure that a substantial amount of our executive compensation remains subject to performance criteria.

Restricted Stock Units

We believe that RSU grants further align the long-term incentive opportunities of our named executive officers with those of our shareholders, act as an important retention mechanism, are less dilutive than stock options to our shareholders, and also incentivize share price growth. In the fiscal year ended January 31, 2024, under our 2018 Plan, we granted our named executive officers long-term equity incentives in the form of RSUs that vest as to 33.3% on the first anniversary of the vesting commencement date and in equal installments quarterly thereafter until they are fully vested on the third anniversary of the vesting commencement date, subject to the named executive officer’s continued employment with us through each applicable vesting date.

Other Benefits

Employee Benefit Programs

Our named executive officers are eligible to participate in all of our employee benefit plans offered to U.S. employees, including our 401(k) plan; employee stock purchase plan; and medical, dental, life and disability insurance plans, in each case on the same basis as other U.S. employees.

Perquisites and Other Personal Benefits

Perquisites and other personal benefits are not a significant component of our executive compensation program, and we do not typically provide perquisites or personal benefits to our named executive officers. We do provide a tax gross-up in connection with certain events; for example, we will pay for the costs associated with our employees', including named executive officers', attendance at the Company's annual President's Club trip, and will typically provide a tax gross up on the imputed income attributed to such events. The value of these personal benefits is included in the executive officer’s income as required for tax purposes. In the future we may provide perquisites or other personal benefits in specific circumstances, such as where we believe it is appropriate to assist an individual in the performance of his or her duties, to make our executive team more efficient and effective, or for recruitment or retention purposes. All future practices with respect to perquisites or other benefits for our named executive officers will be subject to review and approval by our compensation committee.

401(k) Plan

We sponsor a retirement plan intended to qualify for favorable tax treatment under Section 401(a) of the Internal Revenue Code of 1986, as amended (the “Code”) containing a deferral feature that is intended to meet the requirements of Section 401(k) of the Code. U.S. employees, including our named executive officers, who have attained at least 18 years of age are generally eligible to participate in the plan on the first day of the calendar month following the employee’s date of hire, subject to certain eligibility requirements. Participants may make pre-tax or post-tax contributions to the plan from their eligible earnings up to the statutorily prescribed annual limit on contributions under the Code. Participant contributions are held in trust as required by law. No minimum benefit is provided under the plan. An employee’s interest in his or her deferrals is 100% vested when contributed. We currently provide an employer matching contribution of 50% of the first 6% of eligible compensation that participating employees contribute to the plan.

Potential Payments upon Termination or Change in Control

We have entered into change in control severance agreements (“Change in Control Agreements”) with each of our named executive officers in order to recruit and retain talented executives and to promote ongoing retention and align our named executive officers’ incentives with those of our shareholders in the event of a change in control. These Change in Control Agreements are intended to allow our named executive officers to focus their attention on the business operations of our company in the face of the potentially disruptive impact of a rumored or actual change in control transaction, to assess takeover bids objectively without regard to the potential impact on their own job security, and to allow for a smooth transition in the event of a change in control. In addition, PSU awards made to our named executive officers are granted pursuant to performance stock unit award agreements (“PSU Agreements”), which include provisions regarding the treatment of PSUs in the event of a change in control.

Change in Control Agreements

These Change in Control Agreements provide for each of our named executive officers to receive the benefits described below upon either a termination by us of the named executive officer’s employment without “cause” or a resignation by the named executive officer from his or her employment for “good reason” (each, as defined in the Change in Control Agreement) during the period commencing three months before a “change in control” (as defined in the Change in Control Agreement) and ending 12 months after a change in control of the Company. We refer to either of these terminations as a “qualifying termination” and such time period the “change in control period.” These benefits are contingent upon the consummation of the change in control of the Company. These benefits are also contingent upon the named executive officer executing a customary release of claims.

Under the Change in Control Agreements, in the event of a qualifying termination that occurs during the change in control period, each of our named executive officers are entitled to: (1) a lump-sum payment equal to six months of base salary or, in the case of Mr. Mader, 12 months of base salary; (2) a lump-sum payment equal to the named executive officer’s annual incentive bonus for the then-current fiscal year, based on 100% of target performance and prorated for the portion of the applicable bonus year actually worked by such executive prior to such termination; and (3) acceleration of 100% of the time-based vesting of each then-outstanding and unvested equity award, provided that awards subject to the satisfaction of performance criteria, if any, will accelerate if, and only to the extent, set forth in the applicable award agreement.

If a change in control occurs and our successor or acquirer refuses to assume, convert, replace, or substitute the then-outstanding and unvested equity awards held by these named executive officers, then those awards will accelerate in full, except that awards subject to the satisfaction of performance criteria, if any, will accelerate if, and only to the extent, set forth in the applicable award agreement.

The Change in Control Agreements with each of the named executive officers will be in effect for three years from execution, unless renewed, or earlier terminated, subject to certain limitations. For Change in Control Agreements with named executive officers expiring in 2024, our board of directors approved a three-year renewal under the same terms and conditions. The benefits under the Change in Control Agreements will supersede all other agreements and understandings between us and each of the named executive officers with respect to severance and vesting acceleration, if any.

PSU Agreements

For grants of PSUs made to named executive officers in the fiscal years ended January 31, 2023 and January 31, 2024, the PSU Agreements provide that, in the event of a “change in control” (as defined in the Change in Control Agreement) that occurs during an ongoing performance period, the compensation committee will determine the performance metric achievement level based on the actual level of performance measured through the date of the change in control of the Company using the price per share paid in the change in control. The PSUs earned during such period will be reduced by the number of PSUs previously earned during a prior performance period, as applicable.

A “pro-rata portion” of the PSUs earned upon a change in control (based upon the number of days elapsed during the applicable performance period prior to the change in control) will vest on the closing date of the change in control and the remaining PSUs earned upon a change in control will vest in equal quarterly installments through the end of the two-year performance period. In addition, unvested change in control earned PSUs are eligible for the 100% acceleration of time-based vesting provided under the Change in Control Agreement, provided, however, that any acceleration is subject to the named executive officer’s satisfaction of all terms and conditions in the Change in Control Agreement, including, but not limited to delivery of a release of claims.

If a change in control occurs and our successor or acquirer refuses to assume, convert, replace or substitute PSUs in connection with the transaction, then 100% of any unvested PSUs earned upon a change in control, or previously earned, will accelerate and become vested effective immediately prior to the change in control.

Offer Letters

We have also entered into at-will offer letters with each our named executive officers, none of which include a specific term.

Other Compensation Policies and Practices

Policy Prohibiting Hedging and Pledging of Company Securities

Our insider trading policy, originally adopted in April 2018, prohibits all of our employees, including our executive officers and the members of our board of directors, from engaging in derivative securities transactions, including hedging. The policy further prohibits them from pledging our securities as collateral for a loan or holding company securities in a margin account, except in certain pre-approved circumstances as set forth in our policy.

Executive Compensation Recovery Policy

In the fiscal year ended January 31, 2024, the Company updated its compensation recovery policy in order to comply with the NYSE listing standards and corresponding SEC rules. The updated executive compensation recovery policy requires us to recover certain incentive-based compensation (as defined in the compensation recovery policy) paid or granted to our officers, and such additional employees as may be identified from time to time, in the event we are required to prepare an accounting restatement due to our material noncompliance with any financial reporting requirement under the securities laws. The policy requires each person covered thereby to reimburse or forfeit to us all incentive-based compensation received by them prior to the restatement that exceeds the amount they would have received had their incentive-based compensation been calculated based on the financial restatement. The recovery period extends up to three years prior to the date that it is, or reasonably should have been, concluded that we are required to prepare a restatement. The policy applies to incentive-based compensation that is received (as defined in the applicable rule) after the effective date of the applicable NYSE listing standards. Per applicable requirements, the policy is enforced without consideration of responsibility or fault or lack thereof. The full text of the policy is included as Exhibit 97.1 to our Annual Report on Form 10-K for the fiscal year ended January 31, 2024.

The compensation committee may seek recovery of funds in the manner it chooses, including by seeking reimbursement from the executive officer of all or part of the payment, by electing to withhold unpaid compensation, by set-off, or by rescinding or canceling unvested stock.

Director and Officer Stock Ownership Guidelines

In an effort to further align management and shareholder interests, the board of directors has adopted stock ownership guidelines pursuant to which directors and executive officers are required to own shares of the Company’s common stock that have a fair market value equal to the following multiple of such individual’s base salary (or, in the case of a non-employee director, a multiple of the cash annual retainer paid to the non-employee director by the Company):

•Chief Executive Officer - The lesser of three times the annual base salary or value equivalent number of shares at the time the guidelines are applied;
•Other Executive Officers - The lesser of one time the annual base salary or value equivalent number of shares at the time the guidelines are applied; and
•Non-Employee Directors - The lesser of three times the annual retainer or value equivalent number of shares at the time the guidelines are applied.

D&O Stock Ownership Guidelines

CEO Stock Ownership
3x
Other Executive Officer Stock Ownership
1x
Base Salary
Non-Employee Director Stock Ownership
3x
Cash Retainer

Shares counted to determine ownership include:

•shares owned directly (including through open market purchases or acquired and held upon vesting of Company equity awards);
•shares owned jointly with or separately by the individual’s spouse;
•shares held in trust for the benefit of the individual, the individual’s spouse and/or children; and
•shares acquired under the Company’s employee stock purchase plan.

Vested but unexercised options, unearned PSUs, and unvested RSUs will not be used in determining share ownership for purposes of these stock ownership guidelines.

Compliance will be measured at the end of each fiscal year. The applicable guideline level of Company stock ownership is expected to be satisfied within five years after the end of the fiscal year in which an individual first becomes subject to the stock ownership guidelines and maintained thereafter for as long as the individual remains an executive officer subject to the guidelines or a non-employee director of the Company. If a required threshold is not met, the individual will be required to retain at least 50% of the net shares delivered pursuant to awards under the 2018 Plan or other applicable plan until the guidelines are satisfied.

Tax and Accounting Implications of Executive Compensation

Deductibility of Executive Compensation

The compensation committee considers the deductibility of executive compensation under Section 162(m) of the Code in designing, establishing, and implementing executive compensation policies and practices. Section 162(m) generally places a limit of one million dollars per taxable year on the amount of compensation a public company can deduct in any single year for amounts paid to certain executive officers. As a result, we expect that compensation awarded to our named executive officers will not be deductible to the extent it is in excess of the one million dollar threshold. In determining the form and amount of compensation for our named executive officers, the compensation committee will continue to consider all elements of the cost of such compensation, including Section 162(m).

In addition to consideration of the deductibility of compensation and awards in determining executive compensation, the compensation committee also considers a number of other factors in making its decisions and retains flexibility to award compensation that is not deductible by the Company for tax purposes if it determines that such compensation or awards are consistent with the goals of our executive compensation program.

Accounting for Share-Based Compensation

In addition to analyzing the tax considerations, the compensation committee also reviews the accounting considerations of its compensation decisions in determining the size and form of different equity awards. This includes reviewing the impact of expenses being recognized in connection with equity awards.

We follow the Financial Accounting Standards Board’s Accounting Standards Codification Topic 718 (“Topic 718”) for the expense treatment of our equity awards. Topic 718 requires us to measure and recognize compensation expense for all share-based awards (including options to purchase shares of our Class A common stock and other stock awards) granted to employees and directors based on the estimated fair value of the award on the date of grant. For awards that vest solely based on continued service, share-based compensation expense is recognized on a straight-line basis over the requisite service period of the award. For awards that contain market conditions, share-based compensation expense is recognized over the requisite service period using a graded vesting method. We recognize share-based compensation expense using an estimated forfeiture rate. This calculation is made for accounting purposes, and the calculations are reported in the executive compensation tables required under federal securities laws, even though the recipient of the awards may never realize any value from their awards.

Compensation Policies and Practices as they Relate to Risk Management

The compensation committee has reviewed our executive and employee compensation programs and does not believe that our compensation policies and practices encourage undue or inappropriate risk taking or create risks that are reasonably likely to have a material adverse effect on the Company.

Compensation Committee Report

This report of the compensation committee is required by the SEC and, in accordance with the SEC’s rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act.

Our compensation committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management, and, based upon such review and discussion, our compensation committee has recommended to our board of directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Members of the compensation committee:

Matthew McIlwain (Chair)
Alissa Abdullah
Brent Frei
Michael Gregoire
Rowan Trollope

Compensation Tables

Summary Compensation Table

The following table provides information regarding the compensation of our named executive officers.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Mark P. Mader	2024	587,077	—	9,085,222	—	511,134	22,453	10,205,886
President and Chief Executive Officer	2023	540,135	—	11,896,336	1,521,278	393,627	7,771	14,359,147
	2022	461,635	—	10,024,840	5,137,845	—	8,119	15,632,439
Pete Godbole	2024	444,115	—	4,165,908	—	275,408	9,426	4,894,857
Chief Financial Officer and Treasurer	2023	411,077	—	4,507,626	597,340	209,702	5,677	5,731,422
	2022	382,308	—	2,329,018	1,096,546	—	4,039	3,811,911
Michael Arntz	2024	405,173	—	3,124,383	—	352,761	23,214	3,905,531
Former Chief Revenue Officer and Executive Vice President of Worldwide Field Operations	2023	382,404	—	3,467,400	542,693	278,671	8,308	4,679,476
	2022	364,904	—	3,492,814	1,667,319	—	7,927	5,532,964
Praerit Garg	2024	406,385	—	4,165,908	—	252,095	9,797	4,834,185
President, Product & Innovation	2023	382,404	—	4,160,847	542,693	195,070	9,237	5,290,251
	2022	357,212	—	3,364,996	1,667,319	—	8,758	5,398,285
Jolene Marshall(5)	2024	378,693	25,000(6)	2,603,670	—	197,821	25,829	3,231,013
Chief Legal Officer and Secretary	2023	356,116	—	2,080,427	542,693	155,707	9,219	3,144,162
	2022	289,711	—	2,482,099	1,248,287	—	4,206	4,024,303
(1)    Regarding RSUs, the amounts reported in this column represent the aggregate grant date fair value of the RSUs granted to our named executive officers, as applicable: (a) in the fiscal year ended January 31, 2024; (b) in the fiscal year ended January 31, 2023; (c) in the fiscal year ended January 31, 2022; and (d) as bonus RSUs earned based on achievement against annual incentive performance criteria for the fiscal year ended January 31, 2022, which were granted on March 20, 2022. Regarding the PSUs, which were granted with a market condition in the fiscal years ended January 31, 2023 and January 31, 2024, the PSUs reported in this table were valued using a lattice model simulation analysis, specifically a Monte Carlo simulation based on the probable outcome of the performance condition as of the grant date. We did not grant PSUs in the fiscal year ended January 31, 2022. The PSU amounts represent award payouts based on achievement at 100% of target. The value of PSUs awarded in the fiscal year ended January 31, 2023 (“FY23 PSUs”) and FY24 PSUs actually earned may be less than or greater than the total number disclosed in this table pending final determination regarding the achievement of the performance metrics associated with each respective PSU grant. The values of the FY24 PSU awards assuming the highest level of performance conditions, along with the related grant date fair value, were as follows: Mr. Mader (target - $4,775,302, maximum - $9,550,603); Mr. Godbole (target - $1,123,603, maximum - $2,247,206); Mr. Arntz (target - $842,666, maximum - $1,685,332); Mr. Garg (target - $1,123,603, maximum - $2,247,206); and Ms. Marshall (target - $702,246, maximum - $1,404,492).The grant date fair value for each award is calculated in accordance with Topic 718. The assumptions used in calculating the aggregate grant date fair value are set forth in the notes to our consolidated financial statements included in the 2024 Annual Report. The amounts reported in this column reflect the accounting cost for these stock awards, and do not correspond to the actual economic value recognized by our named executive officers.
(2)    The amounts reported in this column represent the aggregate grant date fair value of the stock options granted to our named executive officers in the fiscal years ended January 31, 2023 and January 31, 2022, calculated in accordance with Topic 718. The assumptions used in calculating the aggregate grant date fair value are set forth in the notes to our consolidated financial statements included in the 2024 Annual Report. The amounts reported in this column reflect the accounting cost for these stock options, and do not correspond to the actual economic value recognized by our named executive officers.
(3)    For more information on our non-equity incentive plan compensation please see the section titled “Executive Compensation — Compensation Discussion and Analysis — Elements of Executive Compensation Program.” The Company did not provide non-equity incentive plan compensation to named executive officers in the fiscal year ended January 31, 2022. For the fiscal year ended January 31, 2022, the Company granted the named executive officers bonus RSUs in lieu of non-equity incentive plan compensation, and these awards are included in the “Stock Awards” column of this table.

(4)    The amounts reported in this column represent the 401(k) plan matching contributions made by the Company for each applicable named executive officer. Amounts reported for the fiscal year ended January 31, 2024 also include tax gross-ups for Company-sponsored event attendance, including attendance at the Company's annual President's Club event, in the amounts of $22,453 for Mr. Mader, $13,957 for Mr. Arntz, and $15,022 for Ms. Marshall.
(5)    Ms. Marshall was not a named executive officer in the fiscal year ended January 31, 2023.
(6)    Ms. Marshall received a one-time bonus of $25,000 in the fiscal year ended January 31, 2024 for her service as interim Chief People Officer.

Grants of Plan-Based Awards for Fiscal 2024

The following table provides information concerning each grant of an award made in the fiscal year ended January 31, 2024 for each of our named executive officers under any plan. This information supplements the information about these awards as disclosed in the “Summary Compensation Table.”

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Possible Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($)(2)
Name	Type of Award	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Mark P. Mader	Cash	N/A	245,625	584,822	953,260	—	—	—	—	—
	RSUs(3)	12/12/2023	—	—	—	—	—	—	97,975	4,309,920
	PSUs(4)	12/12/2023	—	—	—	9,798	97,975	195,950	—	4,775,302
Pete Godbole	Cash	N/A	132,347	315,113	513,633	—	—	—	—	—
	RSUs(3)	12/12/2023	—	—	—	—	—	—	69,159	3,042,304
	PSUs(4)	12/12/2023	—	—	—	2,305	23,053	46,106	—	1,123,603
Michael Arntz	Cash	N/A	169,519	403,616	657,895	—	—	—	—	—
	RSUs(3)	12/12/2023	—	—	—	—	—	—	51,869	2,281,717
	PSUs(4)	12/12/2023	—	—	—	1,729	17,289	34,578	—	842,666
Praerit Garg	Cash	N/A	121,144	288,438	470,155	—	—	—	—	—
	RSUs(3)	12/12/2023	—	—	—	—	—	—	69,159	3,042,304
	PSUs(4)	12/12/2023	—	—	—	2,305	23,053	46,106	—	1,123,603
Jolene Marshall	Cash	N/A	95,063	226,340	368,934	—	—	—	—	—
	RSUs(3)	12/12/2023	—	—	—	—	—	—	43,224	1,901,424
	PSUs(4)	12/12/2023	—	—	—	1,441	14,408	28,816	—	702,246
(1)    These amounts reflect the threshold, target, and maximum annual incentive bonus amounts for performance for the fiscal year ended January 31, 2024, as described in the “Compensation Discussion and Analysis — Annual Incentive Plan Compensation” section. Target annual incentive bonuses were set as a percentage of each named executive officer’s base salary earned for the fiscal year ended January 31, 2024, and the threshold, target, and maximum amounts were calculated on a prorated basis factoring in the changes to base salary and bonus targets made during the fiscal year for each named executive officer. Actual award payouts earned in fiscal year 2024 are shown in the Summary Compensation Table.
(2)     The amounts reported in this column represent the grant date fair value of each award as computed in accordance with Topic 718. The assumptions used in calculating the grant date fair value of the RSUs in this column are set forth in Note 11 to the audited consolidated financial statements included in the 2024 Annual Report. FY24 PSU amounts are calculated using a Monte Carlo simulation based on the probable outcome of the performance condition as of the grant date. Note that the amounts reported in these columns reflect the accounting cost for these awards and do not correspond to the actual economic value that may be received by our named executive officers from the awards.
(3)    The RSUs vest as to 33.3% of the total shares on the one-year anniversary of the vesting commencement date, and then 8.33% of the total shares vest quarterly thereafter, with 100% of the total shares vested and exercisable on the three-year anniversary of the vesting commencement date.
(4)    The PSUs are based on performance during a two-year period (December 12, 2023 to December 11, 2025) during which certain TSR goals must be achieved for the PSUs to be earned, as further described in the “Compensation Discussion and Analysis — Long Term Equity Incentives” section. Earned PSUs vest as follows: 50% will vest immediately following certification at the conclusion of the performance period, and the remaining 50% will vest quarterly over the following 12 months. PSU amounts included in this table represent award payouts based on achievement at 100% of target. The number of PSUs actually awarded may be less than or greater than the total number disclosed in this table pending certification of the achievement of the performance metrics associated with the PSUs.

Outstanding Equity Awards at Fiscal Year-End Table

The following table presents, for each of the named executive officers, information regarding outstanding stock options, RSU awards, and PSU awards held as of January 31, 2024.

		Option Awards					Stock Awards
			Number of Securities Underlying Unexercised Options (#)(1)				Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares or Units of Stock That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Shares or Units of Stock That Have Not Vested ($)(2)
Name	Grant Date(1)	Vesting Commencement Date	Exercisable	Unexercisable	Option Exercise Price ($)	Option Expiration Date
Mark P. Mader
	2/18/2015(3)	1/1/2015	47,916	—	1.38	2/17/2025	—	—	—	—
	3/16/2017(3)	2/1/2017	703,875	—	3.73	3/15/2027	—	—	—	—
	3/5/2018(3)	2/1/2018	239,583	—	9.53	3/4/2028	—	—	—	—
	3/29/2019(3)	2/15/2019	127,272	—	40.79	3/28/2029	—	—	—	—
	3/20/2020(4)	2/15/2020	106,688	7,113	42.10	3/19/2030	—	—	—	—
	3/20/2020(5)	2/15/2020	—	—	—	—	5,531	248,729	—	—
	3/19/2021(4)	2/15/2021	59,197	26,909	62.56	3/18/2031	—	—	—	—
	3/19/2021(5)	2/15/2021	—	—	—	—	21,684	975,129	—	—
	12/7/2021(4)	11/15/2021	44,280	44,283	72.03	12/6/2031	—	—	—	—
	12/7/2021(5)	11/15/2021	—	—	—	—	35,888	1,613,883	—	—
	12/6/2022(6)	11/15/2022	28,051	56,104	36.09	12/5/2032	—	—	—	—
	12/6/2022(7)	11/15/2022	—	—	—	—	88,683	3,988,075	—	—
	12/6/2022(8)	12/6/2022	—	—	—	—	—	—	66,512	2,991,045
	12/12/2023(7)	11/15/2023	—	—	—	—	97,975	4,405,936
	12/12/2023(9)	12/12/2023	—	—	—	—	—	—	97,975	4,405,936
Pete Godbole	12/3/2020(4)	12/15/2020	60,085	20,030	60.42	12/2/2030	—	—	—	—
	12/3/2020(5)	12/15/2020	—	—	—	—	9,604	431,892	—	—
	12/7/2021(4)	11/15/2021	17,396	17,396	72.03	12/6/2031	—	—	—	—
	12/7/2021(5)	11/15/2021	—	—	—	—	14,100	634,077	—	—
	12/6/2022(6)	11/15/2022	11,014	22,030	36.09	12/5/2032	—	—	—	—
	12/6/2022(7)	11/15/2022	—	—	—	—	55,785	2,508,651	—	—
	12/6/2022(8)	12/6/2022	—	—	—	—	—	—	13,946	627,152
	12/12/2023(7)	11/15/2023	—	—	—	—	69,159	3,110,080	—	—
	12/12/2023(9)	12/12/2023	—	—	—	—	—	—	23,053	1,036,693

Michael Arntz	10/27/2016(3)	10/6/2016	194,019	—	2.72	10/26/2026	—	—	—	—
	3/5/2018(3)	2/1/2018	50,000	—	9.53	3/4/2028	—	—	—	—
	3/29/2019(3)	2/15/2019	40,427	—	40.79	3/28/2029	—	—	—	—
	3/20/2020(4)	2/15/2020	53,791	3,587	42.10	3/19/2030	—	—	—	—
	3/20/2020(5)	2/15/2020	—	—	—	—	2,789	125,421	—	—
	3/19/2021(4)	2/15/2021	16,913	7,689	62.56	3/18/2031	—	—	—	—
	3/19/2021(5)	2/15/2021	—	—	—	—	6,195	278,589	—	—
	12/7/2021(4)	11/15/2021	15,814	15,815	72.03	12/6/2031	—	—	—	—
	12/7/2021(5)	11/15/2021	—	—	—	—	12,818	576,425	—	—
	12/6/2022(6)	11/15/2022	10,007	20,014	36.09	12/5/2032	—		—	—
	12/6/2022(7)	11/15/2022	—	—	—	—	42,911	1,929,708	—	—
	12/6/2022(8)	12/6/2022	—	—	—	—	—	—	10,728	482,438
	12/12/2023(7)	11/15/2023	—	—	—	—	51,869	2,332,549	—	—
	12/12/2023(9)	12/12/2023	—	—	—	—	—	—	17,289	777,486
Praerit Garg	2/4/2019(3)	2/15/2019	158,058	—	31.60	2/3/2029	—	—	—	—
	3/20/2020(4)	2/15/2020	35,861	2,391	42.10	3/19/2030	—	—	—	—
	3/20/2020(5)	2/15/2020	—	—	—	—	1,860	83,644	—	—
	3/19/2021(4)	2/15/2021	16,913	7,689	62.56	3/18/2031	—	—	—	—
	3/19/2021(5)	2/15/2021	—	—	—	—	6,195	278,589	—	—
	12/7/2021(4)	11/15/2021	15,814	15,815	72.03	12/6/2031	—	—	—	—
	12/7/2021(5)	11/15/2021	—	—	—	—	12,818	576,425	—	—
	12/6/2022(6)	11/15/2022	10,007	20,014	36.09	12/5/2032	—	—	—	—
	12/6/2022(7)	11/15/2022	—	—	—	—	51,493	2,315,640	—	—
	12/6/2022(8)	12/6/2022	—	—	—	—	—	—	12,873	578,899
	12/12/2023(7)	11/15/2023	—	—	—	—	69,159	3,110,080
	12/12/2023(9)	12/12/2023	—	—	—	—	—	—	23,053	1,036,693
Jolene Marshall	3/5/2018(3)	2/1/2018	334	—	9.53	3/4/2028	—	—	—	—
	3/5/2018(3)	2/1/2018	1,429	—	9.53	3/4/2028	—	—	—	—
	3/16/2020(5)	2/15/2020	—	—	—	—	716	32,199	—	—
	3/19/2021(4)	2/15/2021	2,536	1,154	62.56	3/18/2031	—	—	—	—
	3/19/2021(4)	2/15/2021	3,806	1,730	62.56	3/18/2031	—	—	—	—
	3/19/2021(5)	2/15/2021	—	—	—	—	1,394	62,688	—	—
	3/19/2021(5)	2/15/2021	—	—	—	—	930	41,822	—	—
	12/7/2021(5)	11/15/2021	—	—	—	—	12,818	576,425	—	—
	12/7/2021(4)	11/15/2021	15,814	15,815	72.03	12/6/2031	—	—	—	—
	12/6/2022(7)	11/15/2022	—	—	—	—	25,747	1,157,843	—	—
	12/6/2022(6)	11/15/2022	10,007	20,014	36.09	12/5/2032	—	—	—	—
	12/6/2022(8)	12/6/2022	—	—	—	—	—	—	6,437	289,472
	12/12/2023(7)	11/15/2023	—	—	—	—	43,224	1,943,783	—	—
	12/12/2023(9)	12/12/2023	—	—	—	—	—	—	14,408	647,928
(1)    Outstanding equity awards with a grant date prior to June 17, 2015 were granted under our 2005 Equity Incentive Plan; Outstanding equity awards with a grant date on or after June 17, 2015, and before March 25, 2018, were granted under our 2015 Equity Incentive Plan (the “2015 Plan”). Outstanding equity awards with a grant date on or after March 25, 2018 were granted under our 2018 Plan.
(2)    The market price for our Class A common stock is based on the last reported sale price of our Class A common stock on January 31, 2024, $44.97.
(3)    The stock option is fully vested and exercisable as of January 31, 2024.

(4)    The stock options vest as to 25% of the total shares on the one-year anniversary of the vesting commencement date, and then 6.25% of the total shares vest quarterly thereafter, with 100% of the total shares vested and exercisable on the four-year anniversary of the vesting commencement date, subject to the named executive officer’s provision of service to us on each vesting date. The stock option is subject to acceleration upon certain events as described in “Potential Payments upon Termination or Change in Control.”
(5)    The RSUs vest as to 25% of the total shares on the one-year anniversary of the vesting commencement date, and then 6.25% of the total shares vest quarterly thereafter, with 100% of the total shares vested on the four-year anniversary of the vesting commencement date, subject to the named executive officer’s provision of service to us on each vesting date. The RSUs are subject to acceleration upon certain events as described in “Potential Payments upon Termination or Change in Control.”
(6)    The stock options vest as to 33.3% of the total shares on the one-year anniversary of the vesting commencement date, and then 8.33% of the total shares vest quarterly thereafter, with 100% of the total shares vested and exercisable on the three-year anniversary of the vesting commencement date, subject to the named executive officer’s provision of service to us on each vesting date. The stock option is subject to acceleration upon certain events as described in “Potential Payments upon Termination or Change in Control.”
(7)    The RSUs vest as to 33.3% of the total shares on the one-year anniversary of the vesting commencement date, and then 8.33% of the total shares vest quarterly thereafter, with 100% of the total shares vested on the three-year anniversary of the vesting commencement date, subject to the named executive officer’s provision of service to us on each vesting date. The RSUs are subject to acceleration upon certain events as described in “Potential Payments upon Termination or Change in Control.”
(8)    The FY23 PSUs include both a one-year performance period (December 6, 2022 to December 5, 2023) and a two-year performance period (December 6, 2022 to December 5, 2024) during which certain TSR goals must be achieved for the PSUs to be earned. Earned PSUs at the conclusion of the one year performance period vested immediately upon determination of achievement on December 12, 2023 as follows: Mr. Mader 66,512 shares; Mr. Godbole 13,946 shares; Mr. Arntz 10,728 shares; Mr. Garg 12,873 shares; and Ms. Marshall 6,437 shares. 50% of the earned PSUs at the conclusion of the two year performance period will vest immediately; and the remaining 50% of the earned PSUs at the conclusion of the two year performance period will vest quarterly over the following 12 months. PSU amounts represent award payouts based on achievement at 100% of target (less the FY23 PSUs achieved and vested for the one-year performance period). The number of FY23 PSUs actually earned may be less than or greater than the total number disclosed in this table pending final determination regarding the achievement of the performance metrics associated with the PSUs. The FY23 PSUs are subject to acceleration upon certain events as described in “Potential Payments upon Termination or Change in Control.”
(9)    The FY24 PSUs are calculated based on a two-year performance period (December 12, 2023 to December 11, 2025) during which certain TSR goals must be achieved for the FY24 PSUs to be earned, as further described in the “Compensation Discussion and Analysis — Long Term Equity Incentives” section. Earned FY24 PSUs will vest as follows: 50% of the earned FY24 PSUs will vest immediately following a certification of performance; and the remaining 50% of the earned FY24 PSUs will vest quarterly over the following 12 months. FY24 PSU amounts represent award payouts based on achievement at 100% of target. The number of FY24 PSUs actually awarded may be less than or greater than the total number disclosed in this table pending final determination regarding the achievement of the performance metrics associated with the FY24 PSUs. The FY24 PSUs are subject to acceleration upon certain events as described in “Potential Payments upon Termination or Change in Control.”

Stock Option Exercises and Stock Vested Table

The following table presents, for each of our named executive officers, the number of shares of our Class A common stock acquired upon the exercise of stock options or vesting and settlement of RSUs during the fiscal year ended January 31, 2024, and the aggregate value realized upon the exercise of stock options and the vesting and settlement of RSUs.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Mark P. Mader	62,071	2,296,877	171,968	7,447,514
Pete Godbole	—	—	58,490	2,514,140
Michael Arntz	28,454	1,088,569	55,877	2,403,199
Praerit Garg	—	—	62,825	2,713,063
Jolene Marshall	—	—	30,784	1,321,982
(1)     The aggregate value realized upon the exercise of a stock option represents the difference between the aggregate market price of the shares of our Class A common stock on the date of exercise and the aggregate exercise price of the stock option multiplied by the number of options exercised.
(2)     The aggregate value realized on vesting is determined by multiplying the number of vested stock awards (inclusive of RSUs and PSUs) by the closing price of our Class A common stock on the NYSE on the vest date.

Offer Letters

Each of our named executive officers has entered into an offer letter that provides for at-will employment and generally includes the named executive officer’s initial base salary, an indication of eligibility for an annual incentive bonus opportunity, and long-term equity incentive awards. In addition, each of our named executive officers has executed a form of our standard employment obligation agreement, which includes confidentiality and invention assignment provisions. Any potential payments and benefits due upon a termination of employment in connection with a change in control of the Company are described below in “Potential Payments upon Termination or Change in Control.”

Fiscal Year 2024 Potential Payments upon Termination or Change in Control Table

The following table provides information regarding the estimated payments and benefits that would be provided in a “qualifying termination,” which includes either a termination by us of the named executive officer’s employment without “cause” or a resignation by the named executive officer from his or her employment for “good reason” (each, as defined in the Change in Control Agreement) during the period commencing three months before a “change in control” (as defined in the Change in Control Agreement) and ending 12 months after a change in control of the Company. These benefits are contingent upon the consummation of the change in control of the Company. The circumstances and details for qualifying terminations are described in greater detail in the “Potential Payments upon a Termination or Change in Control” section above. Except where otherwise noted, payments and benefits are estimated assuming that the triggering event took place on January 31, 2024, and the price per share of our Class A common stock is the closing price on the NYSE as of January 31, 2024 ($44.97), which was the final trading day of the fiscal year. There can be no assurance that a triggering event would produce the same or similar results as those estimated below if such event occurs on any other date, at any other price, or if any other assumption used to estimate potential payments and benefits is not correct. Due to the number of factors that affect the nature and amount of any potential payments or benefits, any actual payments and benefits may be different. The named executive officers are not entitled to any severance upon a termination of employment without cause or for good reason that occurs outside of the change in control period commencing three months prior to and ending 12 months following a change in control.

	Upon Qualifying Termination - Change in Control
Name	Cash Severance ($)(1)	Value of Accelerated Vesting ($)(2)	Total ($)
Mark P. Mader	1,200,000	14,550,192	15,750,192
Pete Godbole	562,500	7,476,296	8,038,796
Michael Arntz	622,500	5,887,584	6,510,084
Praerit Garg	525,000	7,105,380	7,630,380
Jolene Marshall	440,000	4,280,942	4,720,942
(1)    The Company shall pay Mr. Mader a lump sum payment of 12 months of his base salary and all other named executive officers a lump sum payment of six months of their base salary, in each case, at the rate in effect immediately prior to the qualifying termination or change in control, whichever is greater. Further, the Company will pay the executive’s annual incentive bonus for the then-current fiscal year based on 100% of target performance of any applicable performance objectives, prorated for the actual days worked in the fiscal year.
(2)    The value of stock option, RSU, and PSU award vesting acceleration is based on the closing price of $44.97 per share of our Class A common stock on the NYSE as of January 31, 2024, minus, in the case of stock options, the exercise price of the unvested stock option shares subject to acceleration. Stock options with an exercise price greater than $44.97 are not included in this value calculation. The value of accelerated PSUs is calculated as described above under “Potential Payments upon a Termination or Change in Control,” using the closing price of our Class A common stock on January 31, 2024, the last trading day of our fiscal year, to determine relative TSR against the S&P Software & Services Select Industry Index.

As noted earlier in “Potential Payments upon a Termination or Change in Control,” if a change in control occurs and our successor or acquirer refuses to assume, convert, replace, or substitute the then-outstanding and unvested equity awards held by these named executive officers, then those awards will accelerate in full, except that awards subject to the satisfaction of performance criteria, if any, will accelerate if, and only to the extent, set forth in the applicable award agreement.

Rule 10b5-1 Sales Plans

Our insider trading policy requires that our executive officers and directors trade in Company securities only during open trading windows, which occur for roughly four one-month periods per year and are subject to periodic blackouts, unless trading pursuant to trading plans that comply with Rule 10b5-1 under the Exchange Act (“Rule 10b5-1 plans”). Rule 10b5-1 plans require that the participant contract with a broker to buy or sell shares of our Class A common stock on a periodic basis. Under a Rule 10b5-1 plan, a broker executes trades pursuant to parameters established by the director or executive officer when entering into the plan, without further direction from them. Certain of our directors and executive officers have adopted Rule 10b5-1 plans. The directors or executive officers who have adopted Rule 10b5-1 plans may amend or terminate their plan in limited and specified circumstances, and we will provide any disclosures related to such adoption, amendment, or termination by our directors or executive officers as required by the rule.

CEO Pay Ratio Disclosure

In accordance with SEC rules, we are providing the required information regarding the ratio between the total annual compensation of our Chief Executive Officer and the total annual compensation of our median compensated employee for the fiscal year ended January 31, 2024 (our “CEO Pay Ratio”).

For the fiscal year ended January 31, 2024, the median of the annual total compensation of all employees of our company (other than our Chief Executive Officer and employees in certain excluded international jurisdictions as described below) was $159,258 and the annual total compensation of our Chief Executive Officer was $10,205,886. Based on this information, for the fiscal year ended January 31, 2024, the ratio of the annual total compensation of our Chief Executive Officer to the median employee was 64:1. This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules.

In order to identify the median employee, we reviewed the compensation of all employees as of January 31, 2024, with the exceptions of our Chief Executive Officer and certain non-US employees as set forth below. This employee population included full-time and part-time workers employed in the United States and internationally by Smartsheet Inc. and its subsidiaries, other than those employees we excluded pursuant to the de minimis exemption. The de minimis exemption allows us to exclude up to 5% of our total employees who are non-U.S. employees. Our total number of employees, including U.S. and non-U.S. employees as of January 31, 2024, was 3,330, and we used this number to calculate the maximum number of employees excludable under the de minimis exemption. Accordingly, in identifying the median employee, we used the de minimis exemption to exclude all employees who are employed in the following countries: Australia (128), Germany (10), and Japan (11). Additionally, in accordance with the SEC rules, contractors or other non-employee workers were not included in our employee population for purposes of calculating the CEO Pay Ratio.

To determine the median employee, we used a compensation measure consisting of annualized base salary (for both hourly and non-hourly employees), annualized bonus or commission, and the grant date fair value of equity awards for the 12-month period from February 1, 2023 through January 31, 2024. We annualized actual compensation paid (excluding equity) for any full-time and part-time employees who commenced work during the fiscal year ended January 31, 2024 to reflect a full year. Amounts calculated or payments made in currency other than U.S. dollars were converted to U.S. dollars using the exchange rate on January 31, 2024. We did not make any cost-of-living adjustment.

Applying this methodology, we identified the individual at the median of our employee population who was the best representative of our employee population. The individual is a full-time, salaried employee based in the United States. We calculated annual total compensation for this employee for the fiscal year ended January 31, 2024 using the same methodology used for our named executive officers as set forth in our “Summary Compensation Table” included in the “Compensation Discussion and Analysis.” To calculate the total annual compensation of our Chief Executive Officer, we used the amount reported in the “Total” column of the “Summary Compensation Table.”

The pay ratio reported by other companies, including our peer companies, may not be comparable to our pay ratio for a number of reasons, including the following: (1) SEC rules allow for a variety of methodologies to be used for identifying the median of the annual total compensation of all employees; (2) certain exclusions are permitted, and certain calculations allow for reporting companies to make reasonable estimates and assumptions regarding their employee population and compensation practices; and (3) other companies have different employee populations and compensation practices.

Limitations on Liability and Indemnification Matters

Our Articles contain a provision eliminating the personal liability of our directors for monetary damages to the fullest extent permitted by Washington law. Under the Washington Business Corporations Act (“WBCA”), this provision eliminates the liability of a director for breach of fiduciary duty, but does not eliminate the personal liability of any director for (1) acts or omissions that involve intentional misconduct or a knowing violation of law, (2) conduct violating Section 23B.08.310 of the WBCA, or (3) any transaction from which the director personally received a benefit in money, property, or services to which the director is not legally entitled. Sections 23B.08.510 and 23B.08.570 of the WBCA authorize Washington corporations to indemnify their officers and directors under certain circumstances against expenses and liabilities incurred in legal proceedings involving them as a result of their service as an officer or director. Section 23B.08.560 of the WBCA authorizes a corporation by provision in its articles of incorporation to agree to indemnify a director or officer and obligate itself to advance or reimburse expenses without regard to the provisions of Sections 23B.08.510 through .550; provided, however, that no such indemnity shall be made for or on account of any (a) acts or omissions of a director or officer that involve intentional misconduct or a knowing violation of law, (b) conduct in violation of Section 23B.08.310 of the WBCA (relating to unlawful distributions), or (c) any transaction from which a director or officer personally received a benefit in money, property, or services to which such director or officer is not legally entitled. Our Articles require indemnification of our officers and directors and advancement of expenses to the fullest extent not prohibited by applicable law.

We have entered into indemnification agreements with each of our current directors and executive officers to provide these directors and executive officers additional contractual assurances regarding the scope of the indemnification set forth in our Articles and Bylaws and to provide additional procedural protections. There is no pending litigation or proceeding involving a director, executive officer or employee of the Company for which indemnification is being sought. We believe that these charter provisions and indemnification agreements are necessary to attract and retain qualified persons such as directors and officers. We also maintain directors’ and officers’ liability insurance.

The limitation of liability and indemnification provisions in our Articles and Bylaws may discourage shareholders from bringing a lawsuit against our directors and officers for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and other shareholders. Further, a shareholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions. The indemnification provisions in our Articles and Bylaws and the indemnification agreements entered into between us and each of our directors and executive officers may be sufficiently broad to permit indemnification of our directors and executive officers for liabilities arising under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, executive officers, or persons controlling us, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

PAY VERSUS PERFORMANCE

The following table shows the total compensation for our named executive officers for the past three fiscal years as set forth in the Summary Compensation Table; the compensation actually paid (“CAP”) to our Chief Executive Officer (referred to as the Principal Executive Officer (“PEO”) in this section) and, on an average basis, the CAP to our other named executive officers (referred to as “other NEOs” in this section), in each case, as determined under SEC rules; our TSR; the TSR of the Standard & Poor’s 500 Information Technology Index over the same period (“PvP Index TSR”); our net loss; and our “company-selected measure,” which is Non-GAAP Operating Margin. This table and the accompanying disclosure are prescribed by SEC rules. Those rules require amounts included in the CAP columns of the table to be calculated according to a particular formula intended to demonstrate the relationship between executive compensation actually paid to a company’s named executive officers and the Company’s performance. The formula reflects a number of fair value adjustments to equity awards intended to show the change in value of those awards from one year to another. They do not reflect, however, the precise amounts actually earned by or paid to our named executive officers during the years shown in the table.

Pay Versus Performance Table

					Value of Initial Fixed $100 Investment Based On:
Fiscal Year	Summary Compensation Table Total for PEO ($)(1)	CAP to PEO ($)(2)	Average Summary Compensation Table Total for other NEOs ($)(3)	Average CAP to other NEOs ($)(3)(4)	Total Shareholder Return ($)(5)	Peer Group Total Shareholder Return ($)(6)	Net Income (Loss) ($)(7)	Non-GAAP Operating Margin (%)(8)
2024	10,205,886	9,624,514	4,216,397	4,197,358	92.76	219.37	(104,631)	11%
2023	14,359,147	11,121,522	4,822,022	3,645,523	89.13	146.16	(215,639)	(5)%
2022	15,632,439	13,393,674	4,583,088	2,423,627	128.34	173.37	(171,097)	(6)%
2021	6,498,932	15,824,878	2,939,670	5,010,980	143.85	137.14	(114,979)	(11)%
(1)    Mr. Mader served as the PEO for each of the fiscal years ending January 31, 2021, 2022, 2023, and 2024.
(2)    The table below titled “PEO CAP Calculations” shows the details of the calculation of the CAP to our PEO. Equity values are calculated in accordance with Topic 718. Valuation assumptions used to calculate fair values at the times indicated in this table below did not materially differ from those disclosed at the time of grant and the term used to calculate the valuations.
(3)    For each year our other NEOs included:
•For 2024, Mr. Godbole, Mr. Arntz, Mr. Garg, and Ms. Marshall
•For 2023, Mr. Godbole, Mr. Arntz, Mr. Branstetter, and Mr. Garg;
•For 2022, Mr. Godbole, Mr. Arntz, Mr. Garg, Ms. Marshall, and Gene Farrell, the Company’s former Chief Strategy and Product Officer
•For 2021, Mr. Godbole, Mr. Arntz, Mr. Garg, Mr. Farrell, and Jennifer E. Ceran, the Company's former Chief Financial Officer and Treasurer.
(4)    The table below titled “Other NEO CAP Calculations” shows the details of the calculation of the CAP to our other NEOs. Equity values are calculated in accordance with FASB ASC Topic 718. Valuation assumptions used to calculate fair values at the times indicated in this table below did not materially differ from those disclosed at the time of grant and the term used to calculate the valuations.
(5)    Represents the TSR of a $100 investment in the Company’s shares as of January 31, 2020, valued again on each of January 31, 2021, 2022, 2023, and 2024.
(6)    Peer group TSR uses Standard & Poor’s 500 Information Technology Index, which the Company also uses in the stock performance graph required by Item 201(e) of Regulation S-K included the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2024. This peer group TSR is based on a $100 investment as of January 31, 2020, valued again on each of January 31, 2021, 2022, 2023, and 2024.
(7)    Net income (loss) presented in thousands as reported in the Company’s 2024 Annual Report.
(8)    We determined Non-GAAP Operating Margin to be the most important financial performance measure used to link Company performance to CAP to our PEO and other NEOs in fiscal year ended January 31, 2024. A reconciliation of the Company’s Non-GAAP Operating Margin to our GAAP Operating Margin is set forth in Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations in our 2024 Annual Report and Exhibit 99.1 to our Current Report on Form 8-K filed on March 14, 2024.

PEO CAP Calculations	2021	2022	2023	2024
Summary Compensation Table Total	$6,498,932	$15,632,439	$14,359,147	$10,205,886
- Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year	(6,057,917)	(15,162,685)	(13,417,615)	(9,085,222)
+ Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year	10,582,667	13,209,068	16,718,081	9,087,181
+ Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years	3,647,391	(1,189,947)	(4,071,282)	1,095,709
+ Fair Value at Vesting of Option Awards and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	—	344,223	416,387	—
+ Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	1,153,805	560,576	(2,883,196)	(1,679,040)
- Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	—	—	—	—
+ Add Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	—	—	—	—
Compensation Actually Paid	$15,824,878	$13,393,674	$11,121,522	$9,624,514

Other NEO CAP Calculations	2021	2022	2023	2024
Summary Compensation Table Total	$2,939,670	$4,583,088	$4,822,022	$4,216,397
- Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year	(2,643,124)	(4,233,947)	(4,229,470)	(3,514,967)
+ Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year	3,540,552	2,839,978	5,204,552	3,553,480
+ Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years	1,306,833	(386,493)	(1,319,718)	241,762
+ Fair Value at Vesting of Option Awards and Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	—	151,472	233,847	—
+ Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	177,442	61,133	(1,065,710)	(299,314)
- Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	(310,393)	(591,604)	—	—
+ Add Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	—	—	—	—
Compensation Actually Paid	$5,010,980	$2,423,627	$3,645,523	$4,197,358

Relationship Between Compensation Actually Paid and Performance Measures

We believe the table above shows the alignment between compensation actually paid to the PEO and our other NEOs and the Company’s performance. The charts below show, for the past four years, the relationship of the Company’s TSR relative to our peer group index TSR as well as the relationship between the PEO and the other NEOs CAP and (i) the Company’s TSR; (ii) the Company’s net income (loss); and (iii) the Company’s Non-GAAP Operating Margin.

Compensation Actually Paid v. Company & Peer Group TSR
$18,000,000
$16,000,000
$14,000,000
$12,000,000
$10,000,000
$8,000,000
$6,000,000
$4,000,000
$2,000,000
$0
$250.00
$200.00
$150.00
$100.00
$50.00
$0.00
2021
2022
2023
2024
CEO Comp Actually Paid
NEO Avg Comp Actually Paid
Company TSR
Peer Group TSR

Compensation Actually Paid v. Net Loss
$18,000,000
$16,000,000
$14,000,000
$12,000,000
$10,000,000
$8,000,000
$6,000,000
$4,000,000
$2,000,000
$0
$0
($50,000)
($100,000)
($150,000)
($200,000)
($250,000)
2021
2022
2023
2024
CEO Comp Actually Paid
NEO Avg Comp Actually Paid
Net Loss

Compensation Actually Paid v. Non-GAAP Operating Margin
$18,000,000
$16,000,000
$14,000,000
$12,000,000
$10,000,000
$8,000,000
$6,000,000
$4,000,000
$2,000,000
$0
15%
10%
5%
0%
-5%
-10%
-15%
2021
2022
2023
2024
CEO Comp Actually Paid
NEO Avg Comp Actually Paid
Operating Margin (Non-GAAP)

Performance Measures

As noted above, the compensation committee believes in a complete and holistic evaluation of the named executive officers and the Company’s performance and uses a mix of performance measures in our annual and long-term incentive programs to align executive compensation with Company performance. As required by SEC rules, the performance measures identified as the most important for named executive officer’s compensation decisions for the fiscal year ended January 31, 2024 are set forth in the list below. Calculated billings, free cash flow, and revenue are described in more detail in the section titled “Compensation Discussion and Analysis — Corporate Performance Measures & Targets.” In addition, the Company has selected Non-GAAP Operating Margin as our “company selected measure.” This metric measures the percentage of operating loss per dollar of revenue, which illustrates the Company’s commitment to efficiency and profitability and is consistent with our approach to determining annual incentive plan compensation.

Most Important Performance Measures
Non-GAAP Operating Margin
Calculated Billings
Free Cash Flow
Revenue

EQUITY COMPENSATION PLAN INFORMATION

    The following table presents information as of January 31, 2024 with respect to compensation plans under which shares of our Class A common stock may be issued.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (#)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights ($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders:(1)	12,637,162(2)	24.77(3)	18,985,254(4)
Equity compensation plans not approved by security holders:	—	—	—
Total	12,637,162	24.77	18,985,254
(1)     The 2018 Plan provides that the number of shares reserved for issuance under the 2018 Plan will increase automatically on February 1 of each of the first 10 calendar years after the effective date by the number of shares equal to the lesser of 5% of the aggregate number of outstanding shares of our Class A common stock as of the immediately preceding January 31, or such lesser number as may be determined by our board of directors. The 2018 Employee Stock Purchase Plan (the “2018 ESPP”), provides that the number of shares reserved and available for issuance under the 2018 ESPP will automatically increase on February 1 of each of the first 10 calendar years after the first offering date under the 2018 ESPP by the number of shares equal to 1% of the total outstanding shares of our Class A common stock as of the immediately preceding January 31 (rounded to the nearest whole share) or such lesser number of shares as may be determined by our board of directors in any particular year. As of January 31, 2024, a total of 18,985,254 shares of our Class A common stock had been reserved for issuance pursuant to the 2018 Plan, which number excludes the 6,844,200 shares that were added to the 2018 Plan as a result of the automatic annual increase on February 1, 2024. This number will be subject to adjustment in the event of a stock split, stock dividend, or other change in our capitalization. The shares of Class A common stock underlying any awards that are forfeited, canceled, held back upon exercise or settlement of an award to satisfy the exercise price or tax withholding, reacquired by us prior to vesting, satisfied without the issuance of stock, expire or are otherwise terminated, other than by exercise, under the 2018 Plan and the 2015 Plan will be added back to the shares of Class A common stock available for issuance under the 2018 Plan. The Company no longer makes grants under the 2015 Plan and there are no shares of Class A common stock available for issuance under the 2015 Plan. As of January 31, 2024, a total of 5,572,546 shares of our Class A common stock had been reserved for issuance pursuant to the 2018 ESPP, which number excludes the 1,368,840 shares that were added to the 2018 ESPP as a result of the automatic annual increase on February 1, 2024. This number will be subject to adjustment in the event of a stock split, stock dividend, or other change in our capitalization.
(2)    This amount includes (a) 3,517,075 shares of Class A common stock issuable upon the exercise of outstanding options, (b) 8,798,624 shares of Class A common stock issuable upon the vesting of RSUs, and (c) 321,463 shares of Class A common stock issuable upon vesting of PSUs. PSU amounts represent award payouts based on achievement at 100% of target. The number of PSUs actually awarded may be less than or greater than the total number disclosed in this table pending final determination regarding the achievement of the performance metrics associated with the PSUs.
(3)    As RSUs and PSUs do not have any exercise price, such units are not included in the weighted average exercise price calculation.
(4)    This amount includes the 2018 Plan and excludes purchase rights accruing under the 2018 ESPP. As of January 31, 2024, there were 18,985,254 shares of Class A common stock available for grant under the 2018 Plan and 5,572,546 shares of Class A common stock available for grant under the 2018 ESPP.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

In addition to the executive officer and director compensation as set forth in the sections titled “Executive Compensation” and “Proposal 1 — Election of Directors — Non-Employee Director Compensation,” below we describe transactions since February 1, 2023, that we have been or will be a party to, in which the amount involved in such transaction exceeds or will exceed $120,000 and in which any of our directors, executive officers, or beneficial holders of more than 5% of any class of our capital stock, or any immediate family member of, or person sharing the household with, any of these individuals, had or will have a direct or indirect material interest.

Indemnification Agreements

We have entered into indemnification agreements with each of our directors and executive officers. The indemnification agreements, our Articles, and our Bylaws require us to indemnify our directors to the fullest extent permitted by Washington law. Subject to certain limitations, our Bylaws will also require us to advance expenses incurred by our directors and officers. For more information regarding these agreements, see the section titled “Executive Compensation — Limitations on Liability and Indemnification Matters.”

Policies and Procedures for Related-Party Transactions

Our written related-party transactions policy and the charters of our audit committee and nominating and corporate governance committee require that any transaction with a related party that must be reported under applicable rules of the SEC must be reviewed and approved or ratified by our audit committee, unless the related party is, or is associated with, a member of that committee, in which event the transaction must be reviewed and approved by our nominating and corporate governance committee.

When determining whether to approve or ratify a related-party transaction, the audit committee or the nominating and corporate governance committee, as applicable, will review relevant facts regarding the related person transaction, including, among other things:

•the extent of the related party’s interest in the transaction;
•whether the terms are comparable to those generally available in arm’s-length transactions; and
•whether the related party transaction is consistent with the best interests of the Company.

Other than as described above, since the beginning of our last fiscal year, we have not entered into any transactions, nor are there any currently proposed transactions, between us and a related party where the amount involved exceeds, or would exceed, $120,000, and in which any related person had or will have a direct or indirect material interest.

ADDITIONAL INFORMATION
List of Shareholders of Record

In accordance with Washington law, a list of the names of our shareholders of record entitled to vote at the Annual Meeting will be available for 10 days prior to the Annual Meeting for any purpose germane to the meeting, between the hours of 9:00 a.m. and 4:30 p.m. (Pacific Time) at our principal executive offices at 500 108th Ave NE, Suite 200, Bellevue, Washington 98004. If you would like to view the shareholder list, please contact our Investor Relations Department at investorrelations@smartsheet.com. The list of shareholders will be made available for inspection upon request via email to investorrelations@smartsheet.com (subject to satisfactory verification of shareholder status).

Submission of Shareholder Proposals for Inclusion in Next Year’s Proxy Statement or Presentation at Next Year’s Annual Meeting

To be considered for inclusion in next year’s proxy statement and form of proxy, shareholder proposals for the 2025 annual meeting of shareholders must be received at our principal executive offices no later than the close of business on [January 1, 2025]. Shareholders submitting a proposal must comply with the requirements prescribed under Rule 14a-8(b) of the Exchange Act.

For any proposal that is not submitted for inclusion in next year’s proxy statement but is instead sought to be presented directly at the 2025 annual meeting of shareholders, shareholders are advised to review our Bylaws as they contain requirements with respect to advance notice of shareholder proposals and director nominations not intended for inclusion in our proxy statement. To be timely, a shareholder’s notice must be delivered to and received by our Corporate Secretary at our principal executive offices not less than 75 days nor more than 105 days prior to the anniversary of the Annual Meeting. Accordingly, any such shareholder proposal must be received between March 5, 2025 and the close of business on April 4, 2025. Copies of the pertinent Bylaw provisions are available upon request to the following address: Corporate Secretary, Smartsheet Inc., 500 108th Ave NE, Suite 200, Bellevue, Washington 98004. For proposals or nominations that are timely filed, we retain discretion to vote proxies we receive, provided that (1) we include in our proxy statement advice to shareholders on the nature of the proposal and how we intend to exercise our voting discretion, and (2) the proponent does not issue a separate and appropriate proxy statement.

Consideration of Shareholder-Recommended Director Nominees

Our nominating and corporate governance committee will consider director nominee recommendations submitted to our Secretary by our shareholders with timely notice. Shareholders who wish to recommend a director nominee must submit their suggestions in the manner set forth in our Bylaws to the following address: Attn: Corporate Secretary, Smartsheet Inc., 500 108th Ave NE, Suite 200, Bellevue, Washington 98004.

As required by our Bylaws, shareholders should include the name, age, biographical information, and other relevant information relating to the recommended director nominee, including, among other things, information that would be required to be included in the proxy statement filed in accordance with applicable rules under the Exchange Act and the written consent of the director nominee to be named as a nominee and to serve as a director for the full term if elected, among other requirements set forth in our Bylaws. Evaluation of any such recommendations is the responsibility of the nominating and corporate governance committee, and the nominating and corporate governance committee will evaluate shareholder recommended nominees in the same manner as other candidates.

Communications with the Board of Directors

Interested parties may contact our board of directors as a group or any individual director by sending written correspondence to the following address: Board of Directors – Smartsheet Inc., Attn: Corporate Secretary, 500 108th Ave NE, Suite 200, Bellevue, Washington 98004 or by email to legal@smartsheet.com. Interested parties should clearly specify in each communication the name(s) of the group of directors or the individual director to whom the communication is addressed. Inquiries meeting these criteria will be received and processed by management before being forwarded to the group of directors or the individual director, as designated in the communication. Communications that are unrelated to the duties and responsibilities of the board of directors or are unduly hostile, threatening, potentially illegal, or similarly unsuitable will not be forwarded.

Internet Voting

Smartsheet is incorporated under Washington law, which specifically permits electronically transmitted proxies, provided that the transmission sets forth or is submitted with information from which it can reasonably be determined that the transmission was authorized by the shareholder. The electronic voting procedures provided for the Annual Meeting are designed to authenticate each shareholder by use of a control number and to confirm that shareholder instructions are properly recorded.

“Householding” — Shareholders Sharing the Same Last Name and Address

The SEC has adopted rules that permit companies and intermediaries (such as brokers) to implement a delivery procedure called “householding.” Under this procedure, multiple shareholders who reside at the same address may receive a single copy of our annual report and proxy materials, including the Notice of Internet Availability of Proxy Materials, unless the affected shareholder has provided contrary instructions. This procedure reduces printing costs and postage fees and is environmentally conscious.

This year, a number of brokers with account holders who are our shareholders will be “householding” our annual report and proxy materials, including the Notice of Internet Availability of Proxy Materials. A single Notice of Internet Availability of Proxy Materials and, if applicable, a single set of annual report and other proxy materials will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. Shareholders may revoke their consent at any time by contacting Equiniti Trust Company, LLC, either by calling toll-free (800) 937-5449, or by writing to Equiniti Trust Company, LLC, Attn: Correspondence Department, 55 Challenger Road. Suite 200B, Ridgefield Park, NJ 07660.

Upon written or oral request, we will promptly deliver a separate copy of the Notice of Internet Availability of Proxy Materials and, if applicable, our annual report and other proxy materials to any shareholder at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of the Notice of Internet Availability of Proxy Materials and, if applicable, annual report and other proxy materials, you may write our Secretary at 500 108th Ave NE, Suite 200, Bellevue, Washington 98004, Attn: Corporate Secretary, telephone number (844) 324-2360.

Any shareholders who share the same address and receive multiple copies of our Notice of Internet Availability of Proxy Materials or annual report and other proxy materials who wish to receive only one copy in the future can contact their bank, broker, or other holder of record to request information about householding or our Secretary at the address or telephone number listed above.

ANNUAL MEETING OF SHAREHOLDERS OF

SMARTSHEET INC.

June 18, 2024

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via https://equiniti.com/us/ast-access to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement and proxy card are available at - http://www.astproxyportal.com/ast/22139/

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

20530300000000001000 0 061824

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE NOMINEES LISTED IN PROPOSAL 1, AND "FOR" PROPOSALS 2 AND 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors:

☐ **FOR ALL NOMINEES**

☐ **WITHHOLD AUTHORITY FOR ALL NOMINEES**

☐ **FOR ALL EXCEPT** (See instructions below)

NOMINEES:
- ○ Alissa Abdullah
- ○ Michael Gregoire
- ○ Katie Rooney
- ○ Khozema Shipchandler
- ○ Rowan Trollope

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

	FOR	AGAINST	ABSTAIN
2. Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2025.	☐	☐	☐
3. Approval, on an advisory basis, of the compensation of our named executive officers.	☐	☐	☐

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" ALL NOMINEES WITH RESPECT TO THE ELECTION OF DIRECTORS, AND "FOR" ITEMS 2 AND 3.

MARK "X" HERE IF YOU PLAN TO ATTEND THE MEETING. ☐

Signature of Shareholder ______ Date: ______ Signature of Shareholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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SMARTSHEET INC.

2024 MEETING OF SHAREHOLDERS – JUNE 18, 2024

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned hereby appoint(s) Mark P. Mader and Jolene Marshall, or any one of them, attorneys with full power of substitution and revocation to each, for and in the name of the undersigned with all the powers the undersigned would possess if personally present, to vote the shares of the undersigned in Smartsheet Inc. as indicated on the proposals referred to on the reverse side hereof at the annual meeting of its shareholders to be held on June 18, 2024, and at any adjournments thereof, with discretionary authority as to any other matter which may properly come before said meeting.

(Continued and to be signed on the reverse side.)

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